UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UMB Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Shareholders

and Proxy Statement

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

April 26, 2005

10:00 a.m.

UMB Bank Building

1010 Grand Boulevard

Kansas City, Missouri 64106

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 26, 2005

The Annual Meeting of Shareholders of UMB Financial Corporation (the “Company”) will be held at the Company offices located at 1010 Grand Boulevard, Kansas City, Missouri, 64106 on April 26, 2005, at 10:00 a.m. to consider and vote on the following matters:

1) The election of five Class II directors to hold office until the Annual Meeting in 2008, three Class I directors to hold office until the Annual Meeting of 2007, and one Class III director to hold office until the Annual Meeting in 2006;

2) Ratification of the Audit Committee’s retention of Deloitte & Touche LLP to serve as the Company’s independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2005;

3) Approval of the UMB Financial Corporation Long-Term Incentive Compensation Plan; and,

4) Transaction of such other matters as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on March 1, 2005, will be entitled to notice of, and to vote at, this meeting or any adjournments thereof. This Proxy Statement is being mailed on or about March 22, 2005.

It is important that your shares be represented at the meeting. We urge you to exercise your right to vote by completing and returning the enclosed proxy card.

By Order of the Board of Directors,

Dennis R. Rilinger

Secretary

The date of this notice is March 22, 2005.

PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT PROMPTLY, regardless of the number of shares you may own and whether or not you plan to attend the meeting in person. You may revoke your proxy and vote your shares in person if revoked in accordance with the procedures described in the attached proxy statement.

UMB FINANCIAL CORPORATION

1010 Grand Boulevard

Kansas City, Missouri 64106

PROXY STATEMENT

GENERAL INFORMATION

Purpose

This Proxy Statement and the accompanying proxy card are being mailed beginning March 22, 2005, to the shareholders of record of the common stock, par value one dollar ($1.00) per share, of UMB Financial Corporation (the “Company”) as of March 1, 2005 (the “record date”). The Company’s Board of Directors (the “Board”) is soliciting proxies to be used at the 2005 Annual Meeting of its shareholders which will be held at 10:00 a.m. on April 26, 2005, at the Company offices located at 1010 Grand Boulevard, Kansas City, Missouri, 64106, and any adjournment thereof (the “Annual Meeting”).

Attendance at the Annual Meeting is limited to shareholders of record or their proxies, beneficial owners of Company common stock having evidence of such ownership, and guests of the Company.

Proxies are being solicited to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting. This Proxy Statement contains information on matters to be voted upon at the Annual Meeting or any adjournment of that meeting.

Matters to be Considered by Shareholders

Shareholders at the Annual Meeting will consider and vote upon: 1) the election of five Class II directors who will hold office until the Annual Meeting in 2008, three Class I directors who will hold office until the Annual Meeting in 2007, and one Class III director who will hold office until the Annual Meeting in 2006; 2) ratification of the Audit Committee’s retention of Deloitte & Touche LLP to serve as the Company’s independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2005; 3) approval of the UMB Financial Corporation Long-Term Incentive Compensation Plan; and 4) transaction of such other matters as may properly come before the meeting or any adjournments thereof. Shareholders do not have any dissenters’ rights of appraisal in connection with any of these matters.

Who Can Vote

Holders of the Company’s common stock at the close of business on March 1, 2005, are entitled to notice of, and to vote at, the Annual Meeting. On February 28, 2005, there were 21,834,285 shares of Company common stock outstanding. Each share is entitled to one vote on each matter properly brought before the meeting other than the election of directors (which is done by cumulative voting). Shares can be voted at the meeting only if the shareholder is present or represented by a valid proxy. If you have shares attributable to your account under the Company’s ESOP, you have the right to direct the voting of those shares. Any shares not so directed will be voted by the trustee, Marshall & Ilsley Trust Company, N.A. If you have a beneficial interest in shares allocated to your account under the Company’s Profit Sharing and 401(k) Plan, you have the right to direct the voting of those shares; any shares not so directed will not be voted.

Voting

Your vote is important. Since many shareholders cannot personally attend the meeting, a large number must be represented by proxy. Proxies may be given by either a written proxy card or by communicating with the Company’s transfer agent by use of the internet. Instructions for giving your proxy by either means accompany this Proxy Statement. Proxies may be revoked at any time before they are exercised: (i) by written notice to the Corporate Secretary, (ii) by electronic notice to the Company’s transfer agent, (iii) by a properly executed, later-dated written or electronic proxy, or (iv) by voting by ballot at the Annual Meeting. Your voting method will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy from the holder of record authorizing you to vote at the meeting.

All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted equally in favor of the election of all nominees listed on the proxy card; in favor of ratifying the Audit Committee’s retention of Deloitte & Touche LLP to serve as the Company’s independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2005; and in favor of the UMB Financial Corporation Long-Term Incentive Compensation Plan. Votes will be counted by the inspectors of the election appointed by the Chairman at the meeting.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the enclosed form of proxy will have discretion to vote on those matters according to their best judgment to the same extent as you would be entitled to vote. The Company does not anticipate that any other matters will be raised at the Annual Meeting.

Solicitation of Proxies

The Company is soliciting the proxy and will pay the cost of the solicitation of proxies. In addition to the use of the mail, proxies may be solicited personally, or by telephone, by employees of the Company. In addition, the Company will reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy materials to security owners and updating their proxies.

Delivery of Voting Materials to Shareholders

Two or more shareholders of record sharing the same address will each receive a complete set of the proxy voting materials (Annual Report, Annual Report on Form 10-K, Proxy Card, and Proxy Statement). Services that deliver the Company’s proxy voting materials to shareholders that hold Company stock through a bank, broker or other beneficial holder of record may deliver to multiple shareholders sharing the same address only one set of the Company’s Annual Report, Annual Report on Form 10-K, and Proxy Statement, but separate proxy cards for each shareholder. Upon written or oral request, the Company will promptly deliver a separate copy of the Annual Report, Annual Report on Form 10-K, and/or Proxy Statement to any shareholder at a shared address to which a single copy was delivered. Shareholders may notify the Company of their requests by writing Corporate Secretary, UMB Financial Corporation, 1010 Grand Boulevard, Kansas City, Missouri 64106 or by calling (816) 860-7889.

Required Votes—Election of Director Nominees

Voting is cumulative in the election of directors. The Board is divided into three classes which are as nearly equal in number as possible. At each Annual Meeting of shareholders, the directors constituting one class are elected for a three-year term. In addition, if an individual has been reclassified or is appointed to fill a vacancy in one of the other two classes since the last Annual Meeting, his/her name will also be submitted for a shareholder vote.

In voting for the election of directors in any class, cumulative voting is permitted and shareholders are entitled to cast as many votes as shall equal the number of shares of stock held, multiplied by the number of directors to be elected in that class. Such votes may be cast all for a single candidate in that class or the votes may be distributed among the candidates in the class, as the shareholder directs. Any shares not voted (whether by abstention, withheld votes, broker non-votes or otherwise) have no impact on the election of directors except to the extent that the failure to vote for an individual results in other individuals receiving a larger proportion of the total votes. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted equally in favor of the election of all nominees listed on the proxy card.

Each nominee must be elected by a plurality of the votes of the shares entitled to vote on the election of the directors in that class and represented in person or by proxy at a meeting at which a quorum is present.

While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more is unable to do so, the proxies will be voted for substitute nominees selected and approved by the Board’s Corporate Governance and Nominating Committee and nominated by the Board.

Required Votes—Ratification of Selection of Auditors, Approval of the UMB Financial Corporation Long-Term Incentive Compensation Plan, and Other Matters

The ratification of the Audit Committee’s retention of Deloitte & Touche LLP to serve as the Company’s independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2005, the approval of the UMB Financial Corporation Long-Term Incentive Compensation Plan, and the taking of action on any other matter properly presented for a shareholder vote, will be determined by a vote of the holders of a majority of the outstanding shares of common stock represented at the Annual Meeting. Voting on these matters will be one vote per share.

STOCK OWNERSHIP

Principal Shareholders

The following persons owned of record or beneficially more than five percent of the outstanding voting securities of the Company at the close of business on February 28, 2005:

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
R. Crosby Kemper	3,143,021	(1)	14.41%
1010 Grand Blvd. Kansas City, Missouri
Thomas J. Wood III	1,320,643	(2)	6.05%
8055 Bond Lenexa, Kansas
Marshall & Ilsley Corporation	1,303,174	(3)	5.97%
770 North Water Street Milwaukee, Wisconsin
Dimensional Fund Advisors, Inc.	1,188,391	(4)	5.44%
1299 Ocean Avenue, 11th Floor Santa Monica, California

(1)	Includes 6,529 shares held by Mary S. Kemper (wife of R. Crosby Kemper). Includes 147,925 shares held by Kemper Realty Company and 202,352 shares held by Pioneer Service Corporation. Each of these entities are ones through which voting and investment decisions may be controlled, directly or indirectly by R. Crosby Kemper. Also includes 819,238 shares held by UMB Bank, n.a. as either sole trustee or co-trustee; in each case R. Crosby Kemper has or shares voting or investment powers. Of this number, 386,405 shares are held in trusts established under the will of Rufus Crosby Kemper, and 39,081 shares are held in the Enid and Crosby Kemper Foundation. In both cases, the shares may be voted or disposed of by UMB Bank, n.a. as trustee but only upon the direction of R. Crosby Kemper, Mary S. Kemper and Alexander C. Kemper, or any two of them. 359,713 shares are owned by the R. C. Kemper, Sr. Charitable Trust and Foundation but may be voted or disposed of only by the co-trustees, R. Crosby Kemper, J. Mariner Kemper, and Sheila Kemper Dietrich, or any two of them. 7,078 shares are owned by the R. C. Kemper, Jr. Charitable Trust and Foundation and may be voted or disposed of by R. Crosby Kemper, John Mariner Kemper, and Mary S. Kemper or any two of them; and 26,961 shares are owned by the William T. Kemper Foundation and may be voted or disposed of by UMB Bank, n.a., but only upon the direction of R. Crosby Kemper.

(2)	Includes 494,383 shares held in fiduciary accounts where Thomas J. Wood is given the authority by the document to vote and/or dispose of the shares of the Company and 819,038 shares held by the Wood Family Partnership of which Mr. Wood is a general partner.

(3)	Includes 1,297,269 shares of common stock held in trust accounts, including the UMB Company Stock Fund, where Marshall & Ilsley Trust Company, n.a. (“M&I”) has the sole voting and dispositive power. It also includes 5,905 shares held in one or more employee benefit plans where M&I, as custodian, may be viewed as having voting or dispositve authority in certain situations pursuant to Department of Labor regulations or interpretations or federal case law.

(4)	According to information provided to the Company in a Schedule 13G, Dimensional Fund Advisors, Inc. (“Dimensional”) has sole voting and discretionary power over all of the shares reported. All of the shares are held by investment companies, trusts and accounts for which Dimensional serves as investment manager, and Dimensional disclaims all beneficial ownership of such shares.

Stock Owned By Directors, Nominees, and By Executive Officers

The following table sets forth the number of shares of the Company’s common stock beneficially owned (as defined in Rule 13d-3 of the Securities and Exchange Act of 1934), as of February 28, 2005, by each director, each nominee, and by the executive officers named in the Summary Compensation Table. It also includes the shares beneficially owned by all directors and executive officers as a group.

Names	Beneficial Holdings (1)		Percent of Class
Miriam M. Allison	1,078		*
Theodore M. Armstrong	1,084		*
H. Alan Bell	60,079		*
David R. Bradley, Jr.	9,075		*
Cynthia J. Brinkley	0		*
Peter J. deSilva	4,463		*
Terrence P. Dunn	1,000		*
Peter J. Genovese	39,399		*
Greg M. Graves	0		*
Richard Harvey	23		*
Alexander C. Kemper	857,956		3.93%
J. Mariner Kemper	790,658		3.62%
R. Crosby Kemper III	233,600		1.12%
David D. Kling	2,824		*
James D. Matteoni	4,775		*
John H. Mize, Jr.	43		*
Kris A. Robbins	1,000		*
Thomas D. Sanders	29,274		*
L. Joshua Sosland	3,953		*
Paul Uhlmann, III	3,388		*
E. Jack Webster, Jr.	69,835		*
Dr. Jon Wefald	3,635		*
Thomas J. Wood, III	1,320,643		6.50%
All Directors and executive officers as a Group	2,920,997	(2)	13.38%

*	Less than 1% of outstanding shares.

(1)	Includes shares of common stock held directly by the individuals as well as by members of such individuals’ immediate families who share the same household, shares held in trust and other indirect forms of ownership over which shares the individuals exercise sole or shared voting and/or investment power. Also includes shares which are subject to outstanding options exercisable by the following executive officers of the Company within 60 days as follows: Peter J. Genovese—10,130 shares, J. Mariner Kemper—2,667 shares, David D. Kling—1,706 shares, and James D. Matteoni—3,507 shares. In addition, all other executive officers collectively hold such options to acquire 16,526 shares.

(2)	Shares held in foundations, trusts and companies over which more than one member of the Board or executive officers share voting and/or investment power have been included only one time in this total.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights. (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
1992 Incentive Stock Option Plan	172,169	$36.97	None
2002 Incentive Stock Option Plan	233,136	$49.57	732,758

Equity compensation plans not approved by security holders	None	None	None

Total	405,305	$44.22	732,758

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors, and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file with the SEC. Based solely on a review of the copies of such forms furnished to the Company, and written representations that no Forms 5 were required, the Company believes that during 2004 all of its officers, directors and greater-than-10% beneficial owners complied with applicable Section 16(a) filing requirements, except as follows. James C. Thompson, Jr. filed a late Form 4 reflecting the acquisition of 815 shares of common stock through the exercise of stock options. R. Crosby Kemper filed a late Form 4 reflecting the sale of 5,000 shares of common stock. Kris Robbins was late in reporting the purchase of 1000 shares of common stock. Darren Herrmann was late in reporting the grant of an option to buy 300 shares of common stock.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

At its January 29, 2005 meeting, the Board amended and approved the Corporate Governance Guidelines for the Company. Such Guidelines set forth a set of corporate governance principles that provide a flexible framework within which the Board may conduct business. The amendments to the Guidelines reduce the number of directors from 31 to 17 and state that directors who are 70 years of age or no longer actively involved in significant business endeavors would not normally be expected to stand for re-election thereafter. A copy of the Corporate Governance Guidelines may be found on the Company’s website at www.umb.com/investor.

Committees of The Board of Directors

The Company has the following standing committees, among others: an audit committee, governance committee, and compensation committee, each as described below.

Governance Committee. The Company’s Corporate Governance and Nominating Committee (the “Governance Committee”), has three members: Terrence P. Dunn (Chair), L. Joshua Sosland and Paul Uhlmann III. The primary functions of the Governance Committee are to: (i) consult with the Board regarding the size, organization and composition of the Board and its committee structure and makeup, (ii) select and approve candidates for Board membership, (iii) recommend director-nominees for each Board committee, (iv) lead the Board in its periodic reviews of the Board’s and its committees’ performance, (v) develop and recommend for Board approval, a set of corporate governance principles applicable to the Company, (vi) evaluate and make recommendations to the Board regarding Board effectiveness and corporate governance policies and practices, and (vii) provide consultation or assistance to the Board on such other corporate governance matters as the Board may refer to it from time to time. The Governance Committee met twelve times and acted by unanimous consent four times during the 2004 fiscal year. The Governance Committee has a formal charter which is available on the Company’s website, at www.umb.com/investor. The Board has determined each member of the Governance Committee to be independent, as defined in applicable SEC and NASDAQ rules and regulations.

Audit Committee. The Company’s Audit Committee oversees the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The members of the Audit Committee are: Theodore M. Armstrong (Chair), David R. Bradley, Jr., and John H. Mize, Jr. The Board has determined each member of the Audit Committee to be independent, as defined in applicable SEC and NASDAQ rules and regulations. The Board determined at its January 25, 2005, meeting that Theodore M. Armstrong qualified as an Audit Committee financial expert under applicable law and the NASDAQ rules. On September 22, 2004, the Company’s prior Audit Committee financial expert resigned due to personal circumstances, and the Audit Committee was without a financial expert until Mr. Armstrong’s appointment. The Audit Committee met five times during the 2004 fiscal year.

The primary functions of the Audit Committee are to provide an evaluation, review and oversight of the quality, integrity and adequacy of the accounting, financial reporting, risk management and internal control functions of the Company and its subsidiaries; the integrity of the Company’s financial statements and related reporting process; the Company’s compliance with legal and regulatory requirements; the independent auditors’ qualifications, independence and performance; and the performance and adequacy of the Company’s internal audit function. The Audit Committee has sole authority over the appointment and replacement of the independent auditors, is directly responsible for the compensation, oversight and pre-approval of the work of the independent auditors, and receives communications from the independent auditors. It is also responsible for preparing an Audit Committee report to be included in the Company’s annual proxy statement, and reviewing financial statements and other releases prior to filing with the SEC. The Audit Committee reviews and approves related party transactions. Additionally, it establishes procedures for the processing of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

At its January 25, 2005, meeting, the Board adopted a revised written charter for its Audit Committee. A copy of that revised charter is included as Appendix A to this Proxy Statement, and may also be viewed on the Company’s website at www.umb.com/investor.

Compensation Committee. The Company’s standing compensation committee (the “Compensation Committee”) consists of the following members: L. Joshua Sosland (Chair), Kris A. Robbins, and Thomas D. Sanders. The primary functions of the Compensation Committee are to: (i) establish and adjust the compensation of the chief executive officer and such other officers of the Company and its subsidiaries as such Committee specifies from time to time, (ii) produce a report for inclusion in the Company’s proxy statement, in accordance with applicable laws, rules and regulations, (iii) recommend to the Board the compensation of directors who are not officers of the Company, and (iv) administer the Company’s stock option plans and equity compensation plans, including granting options and restricted stock grants thereunder. The Compensation Committee met ten times and took action by unanimous consent three times during the past fiscal year. The Board has determined each member of the Compensation Committee to be independent under applicable SEC and NASDAQ rules and regulations, and to be a “non-employee director” as defined by Rule 16b-3 of the Securities Exchange Act of 1934 and an “outside director” as defined by Section 162(m) of the Internal Revenue Code. The Compensation Committee has a formal charter which can be viewed on the Company’s website at www.umb.com/investor.

Compensation Committee Interlocks and Insider Participation. Members of the Compensation Committee and companies with which they are associated were customers of, and had banking transactions with, the Company’s affiliate banks during 2004. Such relationships were in the ordinary course of each respective bank’s business. Such relationships continue to be conducted on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and do not involve more than normal risk of collectibility or present other unfavorable terms. None of the members serving on the Compensation Committee during the 2004 fiscal year (L. Joshua Sosland, Kris A. Robbins, Thomas D. Sanders) were officers or former officers of the Company or its subsidiaries.

Executive Committee. The Board has established and appointed an Executive Committee having the authority to take action in lieu of actions by the Board between the Board’s regularly scheduled meetings with respect to all matters other than acquisitions and dispositions of material portions of the Company’s assets, and other than changes in the compensation of any Company employee who has been identified as an individual for whom the Compensation Committee has been given exclusive authority to make compensation decisions. All actions by the Executive Committee are subject to ratification by the Board at its next-scheduled meeting. Present members of this committee are J. Mariner Kemper, Peter J. Genovese, and Peter J. deSilva. The Executive Committee acted by unanimous consent two times during 2004.

Selection of Nominees for the Board of Directors

In identifying and evaluating nominees, the Governance Committee receives recommendations from Company management, from other directors, and from shareholders (in accordance with the procedures described below). The Governance Committee reviews information on each candidate and evaluates him/her based on the criteria set out in the Governance Committee Charter and the needs and requirements of the Company and its Board committees. The Governance Committee believes any director candidate should have the following minimum qualifications: be an individual of high character and integrity; have a reputation, both personal and professional, consistent with the image and reputation of the Company; and have expertise that may be useful to the Company. The Governance Committee considers various factors, including the independence of the candidate, as well as his or her experience, diversity, age, geographic representation, business associations, economic relationships, education or special skills, areas of expertise, reputation, ability to regularly attend and actively contribute to Board meetings, and other characteristics and qualities as identified by the Governance Committee or by the Board from time to time as being likely to enhance the effectiveness of the Board and its committees.

It is the policy of the Governance Committee to consider nominations and director candidates properly made or recommended by shareholders in accordance with applicable laws and regulations, or submitted in writing by shareholders to the Governance Committee providing the candidate’s name, biographical data and qualifications. Such written submissions should be sent to: “Board Corporate Governance and Nominating

Committee, c/o Corporate Secretary, UMB Financial Corporation, 6th Floor, Mail Stop # 1020604, 1010 Grand Blvd., Kansas City, Missouri 64106.” In its consideration of such nominees, the Governance Committee utilizes the same criteria and factors as described in the Governance Committee Charter. There is no difference between the manner in which candidates or nominees submitted by shareholders are evaluated, compared to the manner in which candidates or nominees submitted by management or by members of the Governance Committee or by any other person or entity, are evaluated.

The Governance Committee met in January 2005 and selected candidates to fill vacancies on the Board, and to reclassify candidates among the three classes so as to make them as nearly equal in number as possible. The Board subsequently nominated such candidates to be presented to the shareholders as reflected in Proposal #1. The Governance Committee selected Theodore M. Armstrong to fill a vacancy on the Board, and the Board elected Mr. Armstrong as a new member at its January meeting. Mr. Armstrong, who was recommended by Company management, was selected from a pool of potential candidates identified by management and the Governance Committee as having the appropriate qualifications for a director and financial expert on the Audit Committee.

Director Independence

The Board undertook a review of director independence in January 2005. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family, including transactions and relationships with affiliated entities of each director or his or her immediate family, and the Company and its subsidiaries. The Board has determined that the following members of the Board are independent as defined in applicable SEC and NASDAQ rules and regulations, and that each constitutes an “Independent Director” as defined in NASD Marketplace Rule 4200. These members constitute a majority of the entire Board.

Theodore M. Armstrong	Richard Harvey	Paul Uhlmann III
David R. Bradley, Jr.	John H. Mize, Jr.	E. Jack Webster, Jr.
Cynthia J. Brinkley	Kris A. Robbins	Dr. Jon Wefald
Terrence P. Dunn	Thomas D. Sanders	Thomas J. Wood III
Greg M. Graves	L. Joshua Sosland

Attendance at the Board of Directors Meetings, Committee Meetings and Shareholders Meetings

The Board met six times during 2004, and the Executive Committee took action in lieu of meetings twice during such year. The Audit Committee met five times, the Compensation Committee met ten times, and the Governance Committee met twelve times. The only directors who failed to attend at least 75% of the aggregate of the number of Board meetings and committee meetings held during the portion of fiscal year 2004 during which such respective director was a member thereof, were H. Alan Bell, Richard Harvey, Kris A. Robbins, Thomas D. Sanders, and Dr. Jon Wefald.

The Board has adopted a formal policy that strongly encourages all members of the Board to attend the Company’s Annual Meeting of Shareholders, to facilitate communication between the directors and the shareholders of the Company. Twenty-seven of the 30 elected members of the Board attended the prior annual meeting of shareholders held on April 26, 2004.

Director Compensation

Prior to February 23, 2005, Directors of the Company who were not employed by the Company or its subsidiaries were paid Directors’ fees of $600 for each Board meeting they attend. Audit Committee members and Governance Committee members received $800 for each committee meeting attended, and the Audit Committee chairman received $1,000 for each committee meeting attended. Compensation Committee members received an attendance fee of $500 per committee meeting. After February 22, 2005, the Directors of the Company who are not employed by the Company or its subsidiaries will receive a retainer of $20,000 per year, of which $10,000 will be paid in cash and $10,000 in a grant of Company common stock (if Long-term Incentive Plan is approved; if such Plan is not approved, then the cash retainer will be $20,000 instead of $10,000). The retainer will be paid at the end of each year, and a director will receive one-fourth of the retainer for each fiscal-year quarter during which he served as a director and/or committee member (as applicable). The directors will also receive $1,000 for each Board meeting they attend. The Audit Committee chairman will receive an annual retainer of $5,000, and all Audit Committee members will be paid $1,000 for each committee meeting they attend. The chairmen of the Governance Committee and the Compensation Committee will each receive an annual retainer of $2,500, and the members of the Governance Committee and the Compensation Committee will be paid $1,000 for each committee meeting they attend. The attendance fees for attendance of telephonic meetings are one-half of the regular attendance fees. No fees are paid to members of the Executive Committee for Board or committee service.

Certain Transactions

In 2004, the Company made the following payments to director Miriam M. Allison and certain members of her immediate family. Such payments represent installment payments of a portion of the purchase price to be paid for the capital stock of Sunstone Financial Group Inc. (“Sunstone”) acquired by the Company from her and other parties in 2001, and in settlement of Sunstone’s obligations to certain of its employees under a Parallel Stock Unit Plan. The recipients of the payments were: Miriam M. Allison—$1,293,432; Sarah Hammond (Ms. Allison’s daughter)—$10,138; Peter Hammond (Ms. Allison’s son-in-law)—$45,089; Rebekah Allison (Ms. Allison’s daughter)—$10,138; Mathew Allison (Ms. Allison’s son)—$10,138; William Meyer (Ms. Allison’s brother)—$29,126. It is anticipated that similar payments will be made with respect to the 2005 fiscal year, although the amounts of such payments cannot be determined at this time.

The Company’s subsidiary, UMB Funds Services Inc., employs Peter J. Hammond, a son-in-law of director Miriam M. Allison, as Executive Vice President & Chief Administrative Officer. Mr. Hammond received compensation of $120,000 in salary and $34,951 in incentive compensation during 2004.

During 2004, the Company and its subsidiaries purchased promotional products and other goods totaling $84,428 from Grapevine Designs, a company in which director Thomas J. Wood and his spouse own a significant equity interest and of which such spouse serves as manager. The Company anticipates that similar purchases may be made during the 2005 fiscal year.

R. Crosby Kemper, former Senior Chairman of the Company and father of J. Mariner Kemper and Alexander Kemper, received compensation of $259,617 in salary and $850 in parking during 2004. R. Crosby Kemper also received $54,307 in consulting fees (including expense reimbursement) pursuant to a consulting agreement. The Company will pay Mr. Kemper $12,500 per month under the consulting agreement for 2005. The Company will also provide Mr. Kemper with an automobile, secretarial and administrative support and office facilities during 2005.

R. Crosby Kemper III, former CEO and President of the Company and brother of J. Mariner Kemper and Alexander Kemper, was employed by the Company until May 2004 and received compensation during 2004 of $198,314 in salary, $67,631 for unused leave, and $236,877 in severance pay. Sheila Kemper Dietrich, a former executive officer of the Company and a sister of J. Mariner Kemper and Alexander Kemper, was employed by the Company’s subsidiary, UMB Bank n.a., as Executive Vice President & Divisional Manager of Trust and Wealth Management until June 2004, and received compensation of $91,137 in salary, $24,443 in unused leave, and $70,962 in severance pay during 2004. Heather C. Kemper, also a sister of J. Mariner Kemper and Alexander Kemper, is employed by the Company as Senior Vice President, and received compensation of $120,000 during 2004.

Alexander C. Kemper and J. Mariner Kemper together with certain other members of their immediate family, own a majority of the stock of Pioneer Service Corporation, and they serve as executive officers of such company. During 2004, Pioneer Service Corporation leased four parcels of real estate to the Company and its subsidiaries under a two-year lease that expired on December 31, 2004, on terms no less favorable to the Company than those which could be obtained from non-affiliated parties. The total lease payments made to such company during 2004 were $191,400. It is anticipated that the Company may renew the lease for 2005 with payments being equal to the fair market value for such services.

The Company is a small minority shareholder of, and director Alexander C. Kemper is the Chairman and CEO of, Perfect Commerce, Inc. (formerly known as eScout, LLC), a company that operates an electronic marketplace through which participating businesses can purchase goods and services from manufacturers or other third parties. During 2004, the Company and its subsidiaries purchased $1,040,820 worth of goods and services from unrelated vendors, utilizing the electronic marketplace operated by Perfect Commerce, Inc., such purchases being made on terms and conditions no less favorable than those that could be obtained from unrelated third parties. Also, in 2004, the Company’s subsidiary UMB Bank, n.a. paid the sum of $135,057 to Perfect Commerce, Inc. representing payment of license fees and consulting services to enable the Bank to utilize certain software and related services of Perfect Commerce, Inc.

The Company made payments to J. E. Dunn Construction Company, a company for which Terrence Dunn serves as CEO, in the amount of $2,220,468 during 2004 for the construction of a branch. The contract for the construction of the branch was entered into in the ordinary course of business and on terms prevailing at the time for comparable transactions with other companies.

During 2004, many of the directors, nominee directors, executive officers, as well as members of their immediate families and companies with which they are associated, were customers of, and had credit and other banking transactions with, the Company’s affiliate banks in the ordinary course of each respective bank’s business. Such relationships were, and continue to be, conducted on substantially the same terms as those prevailing at the same time for comparable transactions with other persons. All loans made to them by such affiliate banks were made in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Code of Ethics

The Company has adopted a Code of Ethics (“Code”) which applies to all employees, officers, and directors of the Company, including the chief executive officer, the chief financial officer and the chief accounting officer. There were no waivers of the Code during 2004. The Code can be viewed on the Company’s website at www.umb.com/investor. The Company will post any changes to the Code, as well as any waivers of the Code for directors, the chief executive officer, chief financial officer, chief accounting officer or any other executive officer, at the same location on such website.

Communications with the Board of Directors

The Board has adopted a formal policy providing a process for shareholders to send communications to the Board, or any individual director. Such communications must be in writing and sent to the Board (or to the individual director) at the following address: UMB Financial Corporation, Chairman of the Governance Committee, c/o Corporate Secretary, Mail stop 1020604, 1010 Grand Blvd., Kansas City, MO 64106. All such shareholder communications will be acknowledged and reviewed by the Corporate Secretary, and the Corporate Secretary will regularly forward to the Governance Committee a summary of such correspondence. The Governance Committee may take such further action, if any, on any item of correspondence, as it deems appropriate. Any Board member may at any time request and review a log of all correspondence received by the Corporate Secretary that is addressed to the Board (or any individual members thereof), and may obtain from the Corporate Secretary, copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are to be immediately brought to the attention of the chairperson of the Audit Committee, to be thereafter handled in accordance with procedures established by the Audit Committee with respect to such matters.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financials statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with management and the independent auditors performing the Company’s audits prior to public release of each announcement.

The Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent auditors the independent auditors’ independence, describing all relationships between the auditors and the Company that might bear on the auditors’ independence; discussed with the independent auditors the independent auditors’ independence and any relationships that may impact the independent auditors’ objectivity and independence; and satisfied itself as to the independent auditors’ independence. The Audit Committee also considered whether the independent auditors’ provision of non-audit services, if any, to the Company is compatible with the independent auditors’ independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors, the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent auditors and the internal auditors, their respective audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including the matters required to be discussed under Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380 as may be modified or supplemented), and discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2004, and has discussed them with management and with the independent auditors.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Date: March 1, 2005

Theodore M. Armstrong, Chairman

David R. Bradley, Jr.

John H. Mize, Jr

EXECUTIVE COMPENSATION

Report of the Compensation Committee

Committee Responsibilities. Pursuant to the provisions of its Charter, the Compensation Committee is responsible for determining the compensation of the Company’s Chief Executive Officer and certain other top-level executive officers as designated by the Compensation Committee from time to time (the “Executive Officers”). The Executive Officers include (but are not limited to) all officers identified in the Summary Compensation Table. The Committee has delegated responsibility for the compensation of all other associates of the Company and its subsidiaries to the respective Chief Executive Officer of the Company or its subsidiary, as the case may be, employing such associate, although the Compensation Committee annually reviews and approves the Company’s aggregate compensation level and its general policies, goals and objectives relevant to compensation. For purposes of this report, the Chief Executive Officer and each of the Executive Officers are referred to individually as “Executive” and collectively as the “Executives.”

Statement of Philosophy. The Company seeks to attract and retain highly qualified Executives and to compensate them in a manner designed to advance the short-term and long-term interests of the Company’s shareholders. To accomplish this, the Company in the past has compensated Executives primarily by using base compensation, cash bonuses, lump-sum payments and qualified incentive stock options. The Company has not typically awarded cash or equity under any ongoing short-term or long-term incentive compensation plans (other than a one-time grant of 4,000 shares of restricted Company stock to Peter J. deSilva in May 2004 in connection with his acceptance of employment by the Company).

The Compensation Committee has generally followed a policy of paying Executives base salaries that are approximately in the median of the base salary range of officers having comparable duties and responsibilities at comparable financial institutions and peer-group companies (the “Peer Group”), as reflected in public filings or as reflected in compensation surveys and other research data. The Compensation Committee believes that such Peer Group companies represent the most significant competition for the services of the Company’s Executives, and accordingly the Committee has set base salaries that are designed to be competitive with Peer Group companies’ base salaries so as to retain the Company’s executives. The Committee in its discretion, however, may make adjustments upward or downward from such comparable salaries for certain Executives, taking into account various factors and criteria set out in the Compensation Committee Charter, as well as other circumstances unique to an Executive. In considering comparable salary data, the Compensation Committee has taken into consideration the relative financial performance of the Peer Group companies, as compared to the financial performance of the Company.

In determining the overall compensation of Executives, the Compensation Committee applies the policies described above and considers other factors and criteria set out in the Compensation Committee Charter. Such elements include the Executive’s individual performance, the level of performance of the Executive’s department or areas of responsibility, the Executive’s past salary and participation in incentive compensation plans, Peer Group comparisons and the Executive’s accomplishment of individual objectives. The Compensation Committee also considers an Executive’s contribution toward the growth of the Company’s revenues, assets, deposits and business (and reductions in expenses and losses). The Committee also considers recommendations made by the Chief Executive Officer, as well as the Company’s overall performance.

Historic Approach to Components of Compensation. The Compensation Committee has in some cases used cash bonuses and lump-sum awards to reward an Executive’s short-term performance. The use, timing and amounts of such awards were determined by the Compensation Committee based significantly upon the relationship between the Executive’s performance and the Company’s performance (and/or, where appropriate, the performance of the division or operations for which the Executive was responsible). In the past, such cash bonuses and lump-sum awards were relatively modest. As a result, the Executives’ total compensation generally has been well below the median total compensation of comparable Peer Group officers.

The Company has also encouraged stock ownership by Executives in an effort to more closely align the interests of management with those of the Company’s shareholders and to help focus Executives on creating long-term value for the shareholders. To encourage such ownership, the Company has maintained, since 1982, a qualified stock option plan under which Executives and other officers of the Company and its subsidiaries receive a modest number of options to buy Company common stock. The Compensation Committee, in its discretion, may grant such options annually. The options, which vest over a period of years, allow recipients to buy Company stock at a price equal to the market value of Company stock on the date the option was granted. In awarding stock options, the Compensation Committee has given significant weight to the relative individual performance of an Executive.

The Company has also maintained the ESOP of UMB and the UMB Profit Sharing and 401(k) Savings Plan for all employees. The Company may elect to contribute a portion of the Company’s annual profit to either plan. Any such discretionary Company contributions are allocated to all eligible employees (which comprises the vast majority of the Company’s workforce). The Company elected not to make a profit sharing contribution in 2005 for fiscal year 2004. Employees of the Company and its subsidiaries may also make 401(k) salary deferral contributions to the UMB Profit Sharing and 401(k) Plan, subject to Internal Revenue Service regulations and dollar limits. The Company, in its discretion, may match part of those contributions, and in the past the Company has contributed fifty cents for each dollar contributed by an officer or employee, up to a maximum of four percent of an employee’s annual compensation.

The Company also has maintained an unfunded, nonqualified UMB Financial Corporation Executive Committee Deferred Compensation Plan, in which a limited number of top officers are eligible to participate. Participants may annually elect to defer a portion of their compensation, and the Company agrees to pay, on a predetermined date, an amount equal to the deferred compensation (increased by an amount equal to the hypothetical allocation of Company contributions and forfeitures which would have occurred in the Company-sponsored ESOP and UMB Profit-Sharing and 401(k) Savings Plan had the participant not elected to make the deferral) together with a hypothetical gain or loss (an “Adjustment”) that would have been realized had such sum been invested in one or more of the permissible mutual fund(s) designated by the participant from time to time. At the present time, only one individual is actively participating in the Plan, and no further contributions are being accepted into such plan because of recent changes in the federal tax law requirements for such types of plans.

Executive Compensation. The factors described above, as well as the other factors set out in the Charter of the Compensation Committee, were considered and weighed by the Compensation Committee in its decisions as to the compensation to be given to the Executives in 2004. The Company’s failure to significantly improve its financial performance during the preceding fiscal year (as reflected in overall profitability, loan volume, deposit balances, new business and other objective measures) was a factor that had specific importance in the Compensation Committee’s decision to leave 2004 base salary levels for Executive Officers at or close to 2003 levels for most Executives.

R. Crosby Kemper III served as Chief Executive Officer of the Company until May 12, 2004, at which time he resigned from such office and J. Mariner Kemper was elected as Chief Executive Officer. At that time, the Compensation Committee set J. Mariner Kemper’s base salary at the same general level that R. Crosby Kemper III had been receiving up to the time of his resignation.

In determining the compensation of both individuals who served as the Company’s Chief Executive Officer during 2004, the Compensation Committee used the policies and factors set forth above, but did not consult with, or receive recommendations from, the Chief Executive Officer with respect to the compensation (or any components thereof) to be granted to the Chief Executive Officer. As noted above, the Company’s failure to significantly improve its financial performance during the preceding year was a specific factor in the Committee’s decision to leave the Chief Executive Officer’s base compensation at the same general level paid in 2003, although the Committee also considered the extent to which the Company’s performance may have been influenced by Company policy or factors over which the Chief Executive Officer had no significant influence or control, such as shrinking interest rates, depressed equity markets and the characteristics of the Company’s investment portfolio.

Based upon his years of service, the value of his prior service to the Company, his continuing cooperation in effecting a smooth transition, and other factors historically considered by the Company in establishing severance packages for senior executive officers, the Compensation Committee approved the severance payment to R. Crosby Kemper III reflected in the Summary Executive Compensation chart set forth below.

The Committee granted options to the Chief Executive Officer and the other Executives, under the provisions of the qualified stock option plan described above, based on the same general factors and considerations used in determining their respective base salaries. The number of options and/or shares of Company stock already held by such individuals was not a factor in the Committee’s decisions as to such grants, although the Committee does consider it important that all Executives have increasing stock ownership positions in the Company, to better align their interests with the Company’s stockholders’ interests.

When Mr. deSilva was hired and elected as Chief Operating Officer of the Company in January 2004, the Compensation Committee set his base salary and made a grant of 4,000 shares of restricted stock (described in the Summary Compensation Table) and agreed to other employment conditions set out in a memorandum of understanding filed as an exhibit to the Company’s Form 10-Q filed for the period ending March 31, 2004, (including a limited guarantee of salary following the occurrence of any “change in control”, a club membership, relocation payments, company car and other perks) based upon the following factors and considerations: the median base salary of individuals with comparable responsibilities in Peer Group companies, the marketplace value that he commanded, the value of payments and other benefits that he was required to forego in leaving his prior employer, the costs associated with relocating to Kansas City, Missouri, and his specific experience and skill set that had valuable application to the operations of the Company.

Proposed Changes to Components of Compensation. After extensive consultation with outside professionals regarding the need to be more competitive with respect to the incentive compensation components (and total compensation) offered by the Peer Group, the Compensation Committee and the Board of Directors, in October 2004, approved a short-term incentive compensation plan that authorizes the Compensation Committee to implement an annual cash bonus program for a group of upper-level officers of the Company and its subsidiaries (including the Executives). The annual program adopted by the Compensation Committee for 2005 makes cash bonuses (in amounts tied to the participants’ respective base salaries) available if such participants meet the specific objective performance standards reviewed and approved by such Committee and the full Board of Directors. For the Chief Executive Officer and a number of other Executives having primarily Company-wide responsibilities, such bonus is available only if the Company also meets a specified level of overall profitability during 2005. Also, the Compensation Committee and the Board recently approved, and have submitted to the shareholders for consideration and approval at the Annual Meeting, a long-term incentive compensation plan that authorizes the Compensation Committee to implement an annual restricted stock and non-qualified stock option program under which a group of top-level associates of the Company (including the Executives) have the opportunity to earn awards of such restricted stock and options. Such awards vest over a multi-year period, and a portion of any restricted stock grant is contingent upon the Executives meeting specified multi-year performance standards. The Compensation Committee intends to use both of the above plans to provide incentives for the Executives and other high-level associates and to reward them should they raise the financial performance of the Company. The Compensation Committee believes that this approach will better align the interests of Company management with the overall interest of shareholders, and will help retain critical talent. The scope of the above two incentive programs were significantly influenced by the financial performance of the Company in recent years, both in absolute terms and in relationship to its Peer Group.

Deduction Limitation for Certain Compensation. Internal Revenue Code Section 162(m) limits the deduction for federal income tax purposes by publicly-held corporations of compensation in excess of $1 million paid to the executive officers listed in the Summary Compensation Table, unless such compensation is performance based as defined in Section 162(m). The total compensation paid by the Company in 2004 to each of the executives named in the Summary Compensation Table was less than $1 million. The Compensation Committee and the Board have been and will continue to be counseled on the limitations imposed by Section 162(m), and the Compensation Committee will consider the limitations imposed by Section 162(m) in structuring future compensation for the Executives. The Compensation Committee’s objective in designing the long-term incentive compensation plan described above was that a portion of any awards thereunder would be performance-based compensation that would not count toward the $1 million cap referred to above. The Compensation Committee cannot make any assurances, however, that it will not authorize the payment of non-deductible compensation. As stated above, the Compensation Committee structures compensation for its Executives to be competitive with other financial service providers in the communities served by the Company and to provide appropriate incentives for Executives to perform at a superior level. The Compensation Committee will work to maintain compensation, to the extent feasible, that is fully deductible. Nonetheless, such limitation on deductibility will have to be weighed against the interests of the Company in attracting, retaining and motivating high-quality executives.

Director Compensation. Under the Charter, the Compensation Committee is also responsible for reviewing director compensation levels and practices, and for recommending to the Board changes in such compensation levels and practices. The Committee, with the assistance of outside professional consultants, reviewed 2004 director compensation arrangements, which were cash payments in amounts ranging from $600 to $1,000 per Board or committee meeting, depending on the level of director responsibility, and determined that the Company’s director compensation levels were near or at the bottom of the compensation ranges paid to directors of Peer Group companies. Because of the additional duties assumed by directors as a result of the Sarbanes-Oxley Act of 2002, the increased demands on the directors’ time and contributions, the desire to retain and attract active directors, and the Company’s continued emphasis on improving corporate governance, the Compensation Committee, in consultation with the outside professional consultants, recommended to the Board that director compensation levels be increased and paid with a combination of cash and Company common stock. The Compensation Committee’s philosophy and objective was to devise a revised compensation program that would result in the Company’s directors receiving compensation that was at the top of the lowest quartile, or somewhere within the second quartile, of the compensation level paid by the Peer Group to its directors. The new compensation schedule approved by the Board is intended to meet that objective. Under the new schedule, directors of the Company who are not employees of the Company or its subsidiaries will receive a retainer of $20,000 per year, of which $10,000 will be paid in cash and $10,000 in a grant of Company common stock (if the Long-Term Incentive Compensation Plan is approved; if the Plan is not approved, directors will receive a $20,000 cash retainer, rather than $10,000). The retainer will be paid at the end of each year, and a director will receive one-fourth of the retainer for each fiscal-year quarter during which he or she served as a director and/or committee member, as applicable. Directors also will receive $1,000 for each Board meeting they attend. The Audit Committee chairman will receive an annual retainer of $5,000, and all Audit Committee members will be paid $1,000 for each committee meeting they attend. The chairmen of the Governance Committee and the Compensation Committee will each receive an annual retainer of $2,500, and members of the Governance Committee and the Compensation Committee will be paid $1,000 for each committee meeting they attend. The fees for attendance of teleconference Board or committee meetings are one-half of the regular attendance fees.

L. Joshua Sosland, Chairman

Kris A. Robbins

Thomas D. Sanders

Employment Agreements

The Company issued a Memorandum of Understanding in May 2004 that reflects the terms of employment for its President and Chief Operating Officer, Peter J. deSilva. Under the terms of the Memorandum of Understanding, Mr. deSilva is an “at will” employee and will receive a base salary (set initially at $460,000) that is subject to annual adjustments by the Compensation Committee. Mr. deSilva also received a one-time restricted stock grant of 4,000 shares of Company common stock, with the award vesting 20% on each anniversary of employment by the Company. Mr. deSilva is eligible to participate in any executive compensation plans that should be implemented for upper-level management. The Company will provide Mr. deSilva with a company car (or cash equivalent) and a country club membership, on conditions comparable to those applicable to the Chief Executive Officer. Mr. deSilva also received the Company’s highest level executive relocation payments and support.

Should a “Change in Control” of the Company occur during the first five years after Mr. deSilva’s employment with the Company commenced, and the employment with the Company (or its successor in interest) is terminated within one year following such Change in Control (other than by death or disability or resignation or an involuntary termination based on acts of dishonesty or violations of law, regulations or other material policy of the Company, or failure to carry out assigned duties or perform in a reasonable manner all significant duties), Mr. deSilva will receive as a severance payment a cash payment equal to his annual base salary at the time the Change in Control occurred, less his gross base salary applicable to the period of time between such Change in Control and such termination of employment. A “Change in Control” occurs on the consummation of the sale of all or substantially all of the assets of the Company; or a sale or transfer of substantially all of the Company’s stock to, or merger or consolidation of the Company with, any other person or entity.

I. Summary Compensation Table

Name and Principal Position	Annual Compensation					Long Term Compensation (Awards)			All Other Compensation
	Year	Salary	Bonus	Other Annual Compensation		Restricted Stock Award(s)(1)		Securities Underlying Options(#)
J. Mariner Kemper	2004	$403,846	—	—		—		1,728	$6,337	(2)
Chairman and CEO of the	2003	211,923	—	—		—		1,750	21,123
Company and Chairman and	2002	201,923	—	—		—		1,600	6,860
CEO of UMB Bank Colorado

R. Crosby Kemper III	2004	$265,945	—	—		—		—	$243,213	(3)
Former Chairman and CEO	2003	495,769	—	—		—		2,055	7,505
Of the Company and former	2002	496,153	—	—		—		2,623	6,156
Chairman and CEO of UMB
Bank, n.a.

Peter J. deSilva	2004	$422,846	—	$85,054	(4)	$204,120	(5)	1,728	—
President and COO of the	2003	—	—	—		—		—	—
Company and Chairman and	2002	—	—	—		—		—	—
CEO of UMB Bank, n.a.

Peter J. Genovese	2004	$323,729	$7,500	—		—		1,728	$6,337	(6)
CEO—St. Louis and Vice	2003	324,233	—	$44,463		—		2,000	8,929
Chairman—East Region	2002	325,461	—	—		—		2,000	7,656

David D. Kling	2004	$228,020	$70,000	—		—		900	$6,337	(7)
Divisional Executive Vice	2003	228,020	—	—		—		900	7,861
President, UMB Bank, n.a.	2002	232,250	—	—		—		800	6,860

James D. Matteoni	2004	$227,020	$70,000	—		—		—	$6,337	(8)
Executive Vice President,	2003	275,999	—	—		—		600	8,725
UMB Bank, n.a.	2002	275,999	—	—		—		600	7,656

(1)	The Company awarded a total of 4,000 shares of restricted stock to Peter J. deSilva with a market value, based on the closing price of Company common stock on December 31, 2004, of $226,640. The restricted stock will vest over a five year period (20% per year) as long as Mr. deSilva remains in the employment of the Company. Dividends and distributions paid on the restricted stock are used to purchase common stock, pursuant to the Company’s dividend reinvestment plan. Such shares are subject to the same rights, restrictions and provisions applicable to the respective shares upon which the dividends or distributions were paid or made.

(2)	Includes a profit sharing contribution of $2,337, and a matching contribution of $4,000 to the 401(k) Savings Plan.

(3)	Includes one-time severance payment of $236,877, a profit sharing contribution of $2,337, and a matching contribution of $4,000 to the 401(k) Savings Plan.

(4)	Includes payment of relocation expenses of $64,532 in relocation costs, and $20,522 representing amounts reimbursed during the fiscal year for the payment of taxes.

(5)	Grant of 4,000 shares of restricted stock on May 4, 2004 at $51.03 per share. Mr. deSilva will receive dividends on the shares granted.

(6)	Includes a profit sharing contribution of $2,337, and a matching contribution of $4,000 to the 401(k) Savings Plan.

(7)	Includes a profit sharing contribution of $2,337, and a matching contribution of $4,000 to the 401(k) Savings Plan.

(8)	Includes a profit sharing contribution of $2,337, and a matching contribution of $4,000 to the 401(k) Savings Plan.

II. Option Grants in 2004

	Individual Grants				Potential Realizable Value at Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees In 2004	Exercise Price (Per Share)	Expiration Date	5%	10%
J. Mariner Kemper	1,728	1.85%	$57.85	Dec. 2014	$62,856.45	$159,284.32
Chairman and CEO of the
Company and Chairman and
CEO of UMB Bank Colorado

R. Crosby Kemper III	–0–	0.00%	n/a	n/a	n/a	n/a
Former Chairman and CEO
Of the Company and former
Chairman and CEO of UMB
Bank, n.a.

Peter J. deSilva	1,728	1.85%	$57.85	Dec. 2014	$62,856.45	$159,284.32
President and COO of the
Company and Chairman and
CEO of UMB Bank, n.a.

Peter J. Genovese	1,728	1.85%	$57.85	Dec. 2014	$62,856.45	$159,284.32
CEO—St. Louis and Vice
Chairman—East Region

David D. Kling	900	0.96%	$57.85	Dec. 2014	$32,737.73	$82,960.58
Divisional Executive Vice
President, UMB Bank, n.a.

James D. Matteoni	–0–	0.00%	n/a	n/a	n/a	n/a
Executive Vice President,
UMB Bank, n.a.

The UMB Financial Corporation 1992 Incentive Stock Option Plan expired in 2002, and at the 2002 annual meeting, the Company’s shareholders approved the UMB Financial Corporation 2002 Incentive Stock Option Plan. Options granted under the 2002 plan become fully vested at four years and eleven months. Under the plan, the Company has the right to recover benefits derived by the exercise of an option by an employee if the employee becomes employed by a competitor within two years of such exercise. Both of these features are intended to encourage long-term commitments by key officers. Options are granted for a term of 10 years.

III. Aggregated Option Exercises in 2004, and Option Values at December 31, 2004

	Shares Acquired on Exercise(#)	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004(1)		Value of Unexercised In-the-Money Options at December 31, 2004
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
J. Mariner Kemper	–0–	–0–	2,667	8,048	$51,410.82	$103,570.00
Chairman and CEO of the Company and Chairman and CEO of UMB Bank Colorado
R. Crosby Kemper III	8,870	$124,709.77	–0–	–0–	–0–	–0–
Former Chairman and CEO of the Company and former Chairman and CEO of UMB Bank, n.a.
Peter J. deSilva	–0–	–0–	–0–	1,728	–0–	–0–
President and COO of the Company and Chairman and CEO of UMB Bank, n.a.
Peter J. Genovese	1,401	$40,292.76	10,130	9,828	$211,653.17	$136,275.00
CEO—St. Louis and Vice Chairman—East Region
David D. Kling	–0–	–0–	1,706	4,345	$33,641.50	$57,804.75
Divisional Executive Vice President, UMB Bank, n.a.
James D. Matteoni	–0–	–0–	3,507	2,738	$69,004.52	$47,146.76
Executive Vice President, UMB Bank, n.a.

(1)	Number of underlying securities adjusted to reflect 10% stock dividends paid in 1996 and 2000 and 5% stock dividends paid in 1997, 1998, and 2002.

PROPOSAL #1: ELECTION OF DIRECTORS

General Information About The Nominees and The Current Directors

The Governance Committee of the Company has selected and approved, and the Board has nominated, candidates to be presented to the shareholders at the Annual Meeting for election to the Board. At the Annual Meeting, shareholders will be asked to vote for five Class II directors who will serve until the annual meeting in 2008 (one of whom is being reclassified to balance the classes). The shareholders will also be asked to vote on one Class III director who will serve until the Annual Meeting in 2006 (such candidate having been elected to fill a vacancy arising since the 2004 Annual Meeting), and three Class I directors who will serve until the Annual Meeting in 2007 (one of whom was elected by the Board to fill a vacancy arising since the 2004 annual meeting and two of whom are being reclassified to balance the classes).

As of the date of mailing, the number of directors is 19. As of the date of the Annual Meeting, the number of directors will be reduced to 17 such that the number of nominees and continuing directors will be equal to the number of authorized directors. At the January 26, 2005, Board meeting, ten directors resigned and two directors stated that they would not stand for re-election. These actions were taken in order to effect the reduction in the size of the Board for the purpose of better corporate governance. None of the resigning directors communicated any disagreement with the Company or its management.

Directors are elected by cumulative voting, which means that each shareholder is entitled to cast as many votes for the election of directors to each class as shall equal the number of shares of common stock held by him or her times the number of directors to be elected in that class of directors. Each shareholder may cast all such votes for a single nominee within that class or may distribute them between two or more nominees within that class as he or she sees fit. To be elected, a nominee must receive a plurality of the votes of the shares entitled to vote on the election of the directors in that class and represented in person or by proxy at a meeting at which a quorum is present.

Each of the nominees has agreed to be named as a nominee and to serve as a director, if elected. It is not anticipated that any of the nominees will become unavailable for election; however, if any nominee(s) should unexpectedly become unavailable, the shares represented by the proxy will be voted for such substitute nominee(s) as the Governance Committee may select and approve, and the Board may nominate.

The following schedule sets forth information about the nominees and about the present directors of the Company who will continue in office:

Nominees For Election

Class II—Terms expiring in 2008

Name	Age	Position with the Company	Director Since
Theodore M. Armstrong	65	Director	2005
Greg M. Graves	47	Director	2003
Richard Harvey	66	Director	1999
Paul Uhlmann III	54	Director	2000
Thomas J. Wood III	58	Director	2000

Class III—Term expiring in 2006

Name	Age	Position with the Company	Director Since
J. Mariner Kemper	32	Chairman, CEO and Director	2004

Class I—Terms expiring in 2007

Name	Age	Position with the Company	Director Since
Cynthia J. Brinkley	45	Director	2003
Peter J. deSilva	43	President, COO and Director	2004
Terrence P. Dunn	55	Director	2003

Directors Who Will Continue In Office

Class III—Terms expiring in 2006

Name	Age	Position with the Company	Director Since
H. Alan Bell	66	Director	1993
John H. Mize, Jr.	64	Director	1986
Thomas D. Sanders	60	Director	1991
L. Joshua Sosland	44	Director	1998
Dr. Jon Wefald	67	Director	1998

Class I—Terms expiring in 2007

Name	Age	Position with the Company	Director Since
David R. Bradley, Jr.	55	Director	1983
Alexander C. Kemper	39	Director	1992
Kris A. Robbins	46	Director	2000

Information About The Directors And Nominees

Mr. Armstrong served as Senior Vice President and Chief Financial Officer of Angelica Corporation in St. Louis, Missouri from 1986 until February 2004, and as a consultant to Angelica thereafter. Angelica Corporation is a provider of textile rental and linen management services to the U.S. healthcare market. Mr. Armstrong also serves as a director and as a member of the audit committee and nominating and corporate governance committee of Cabela’s Inc.

Mr. Bell has been retired since 1994. Prior to 1994, Mr. Bell served as Chairman of UMB Citizens Bank and Trust Co., Manhattan, Kansas, from January 1994 to July 1994. Prior to that he served as Chairman and President of Citizens Bank and Trust Co. in Manhattan, Kansas from 1976 to 1994.

Mr. Bradley has served as President and Editor of the News-Press and Gazette Company in St. Joseph, Missouri since 1971. He has also served as Publisher since 1994. The News-Press and Gazette Company is a newspaper, cable and broadcasting company. The News-Press and Gazette Company has operations in Missouri, Kansas, Texas, Arizona, California, and Oregon.

Ms. Brinkley currently serves as President-Missouri for SBC Missouri in St. Louis, Missouri, where she is responsible for all regulatory, legislative, governmental, and external affairs activities in Missouri. She was appointed to this position in July 2002. She served as President - SBC Arkansas from November 1999 until July 2002. SBC is a telecommunications company.

Mr. deSilva joined the Company as President and Chief Operating Officer in January 2005. In May of 2005, he also assumed the positions of Chairman and Chief Executive Officer of UMB Bank, n.a. Prior to joining the Company, Mr. deSilva served as Senior Vice President of Operations and Customer Service at Fidelity Investments in Boston, Massachusetts where he had worked since February 1982.

Mr. Dunn has served as Chief Executive Officer of J. E. Dunn Construction Company and as President and Chief Executive Officer of Dunn Industries, Inc. since 1989. Dunn Industries is the parent company of J.E. Dunn Construction Company, a commercial contractor and construction company having its headquarters in Kansas City, Missouri, and having 14 offices and operations throughout the United States.

Mr. Graves has served since October 2003, as President and Chief Executive Officer of Burns & McDonnell, a consulting engineering company headquartered in Kansas City, Missouri with offices and operations throughout the United States. From January 2003, through October 2003 he served as President and Chief Operating Officer of such company. He served as General Manager of that company’s Energy Division from November 1997 through June 2001, and as President of its Energy Group from July 2001 through December 2002.

Mr. Harvey has served as Chairman of the William H. Harvey Company, Omaha, Nebraska, since 1998. He served as President of that company from 1986 to 1998. The William H. Harvey Company is a manufacturer of plumbing specialties.

Mr. Alexander C. Kemper, a brother of J. Mariner Kemper, has served since March 2000 as Chairman and Chief Executive Officer of Perfect Commerce, Inc. (formerly eScout LLC), an e-commerce company in which UMB Bank, n.a. holds a minority interest. Prior to March 2000, he served as President of the Company from 1995 and as Chief Executive Officer from July 1999, and served as Chief Executive Officer of UMB Bank, n.a. from January 1996 and as Chairman and Chief Executive Officer of UMB Bank, n.a. from January 1997.

Mr. J. Mariner Kemper has served as Chairman and Chief Executive Officer of the Company since May 2004 and has served as Chairman and Chief Executive Officer of UMB Bank Colorado, n.a. since July 2000. Mr. Kemper was a Vice Chairman of the Company from February 2003 until May 2004. He also was President of UMB Bank Colorado n.a. from October 1997 until July 2000.

Mr. Mize has served as Chairman, President and Chief Executive Officer of the Blish-Mize Company, Atchison, Kansas, since 1982. Blish-Mize is a wholesale hardware distribution company.

Mr. Robbins has served as CEO of the Security Benefit Corporation and its companies, Topeka, Kansas, since January 2001. He has served as President of Security Benefit since 1998. Security Benefit Corporation and its affiliates provide annuities, mutual funds and retirement plans throughout the United States.

Mr. Sanders has served as Chairman of MMC Corp., Leawood, Kansas, since 1991, and served as Chief Executive Officer of such company from 1991 through January 2003. MMC Corp. is a construction holding company. Prior to that he served as Chairman of the Board, President and CEO of Midwest Mechanical Contractors, Inc., one of MMC’s operating companies.

Mr. Sosland has served as Vice President of Sosland Companies, Inc., Kansas City, Missouri, since 1993. The Sosland Companies are primarily engaged in trade publications for the baking, flour milling and grain industries. Mr. Sosland has also served as Executive Editor of “Milling & Baking News” since 1997.

Mr. Uhlmann has served as President of The Uhlmann Company, Kansas City, Missouri, since 1997. The Uhlmann Company is a grocery products company.

Dr. Wefald is currently the President of Kansas State University, Manhattan, Kansas, and has served in that capacity since 1986.

Mr. Wood, a first cousin of J. Mariner Kemper and Alexander C. Kemper, has served as Chairman of the Board of American West Medical Company since 1997. American West is a distribution, sales and marketing company of medical supplies.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE -NAMED NOMINEES.

PROPOSAL #2: RATIFICATION OF SELECTION OF

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee selected and engaged Deloitte & Touche LLP as independent public accountants to examine and audit the consolidated financial statements of the Company for the fiscal year 2005. The Board is recommending that the shareholders ratify such engagement. Notwithstanding the Audit Committee’s initial selection and engagement and the shareholders’ ratification of such engagement, however, the Audit Committee shall be specifically authorized to retain another independent auditing firm at any time during the year if the Audit Committee feels that such change would be in the best interest of the Company. Deloitte & Touche LLP has served as the Company’s auditors continuously since 1982. The Audit Committee has considered whether any other relationships, including without limitation, whether Deloitte & Touche LLP’s provision of the different types of services described in the schedule below, and its lease of office space in the Company’s headquarters building, were compatible with the maintenance of Deloitte & Touche LLP’s independence, and the Audit Committee has concluded that such relationships are compatible with the maintenance of their independence.

The Audit Committee has not established pre-approval policies and procedures for the engagement of auditor services. All auditor services are pre-approved by the Audit Committee.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement. They will also be available to respond to appropriate questions.

Principal Accounting Firm Fees

Aggregate fees billed to the Company for the fiscal years ending December 31, 2004, and 2003 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”):

	Fiscal years ended December 31,
	2004		2003
Audit fees	$703,805		$373,300
Audit related fees	168,075	(1)	209,600	(2)

Total Audit related fees	871,880		582,900
Tax Fees	9,204		11,495
All other fees (3)	11,495		11,540

Total fees	$892,579		$605,935

(1)    Includes fees related to: audits of UMB Scout Brokerage, Inc., UMB Capital Corporation, the Company’s employee benefit plans, the Security Transfer Division and review of the Company’s trust department control structure in accordance with SAS 70.

(2)    Includes fees related to: audits of UMB Scout Brokerage, Inc., UMB Capital Corporation, UMB Redevelopment Corporation, the Company's employee benefit plans, audit of the Security Transfer Division and review of the Company's trust department control structure in accordance with SAS 70.

(3)    Includes fees for tax software and related licensing fees.

THE BOARD RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION AND RETENTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

PROPOSAL #3: APPROVAL OF THE UMB FINANCIAL CORPORATION

LONG-TERM INCENTIVE COMPENSATION PLAN

The Company is proposing, for shareholder approval, the UMB Financial Corporation Long-Term Incentive Compensation Plan (the “Plan”) that was adopted, subject to shareholder approval, by the Company’s Board of Directors at its February 22, 2005 meeting. Approval of the Plan requires the affirmative vote of a majority of the shares present and entitled to vote and represented at the Annual Meeting. If approved, the Plan will be effective as of January 1, 2005.

A summary of the principal features of the Plan is provided below, but is qualified in its entirety by reference to the full text of the Plan that is included in this Notice and Proxy Statement as Appendix B.

Material Features of the Plan

General. The Plan permits the grant of stock options and shares of restricted stock. Shareholder approval of the Plan, among other things, is intended to (1) comply with applicable securities law requirements, and (2) permit the performance-based awards discussed below to qualify for deductibility under Section 162(m) of the Internal Revenue Code. Individuals eligible to receive awards and grants under the Plan include employees, officers and directors of the Company and its subsidiaries. For the Company’s 2005 fiscal year, there are 15 directors and approximately 28 executive officers who will be eligible to receive awards under the Plan. The number of employees and directors eligible to receive awards under the Plan may increase or decrease in future years as determined by the Compensation Committee.

The Plan allows the Compensation Committee to grant to selected eligible employees of the Company (i) options to purchase shares of Company common stock (“Stock Options”) and (ii) shares of Company common stock, subject to certain forfeiture restrictions and restrictions on transferability (“Restricted Stock”). As explained more fully below, Restricted Stock granted under the Plan may be “Service-Based Restricted Stock”, which vests over a period of time based on the eligible employee’s continued years of service with the Company and/or “Performance-Based Restricted Stock”, which vests based both on the eligible employee’s continued years of service with the Company and the Company’s achievement of one or more performance goals. No cash consideration is paid by an eligible employee at the time he or she receives a grant of one or more Stock Options or shares of Restricted Stock.

Non-Employee Director Awards. The Plan permits issuance of shares of the Company’s common stock to non-employee Directors of the Company as a component of such directors’ compensation for their service on the Board of the Company. Each year, the Compensation Committee will set the amount of shares that can be issued to a non-employee Director for the year. For each calendar quarter during which the individual serves as a Director of the Company, he or she will be entitled to 25% of the total amount of the award for the year. Shares of Company Stock will be issued without payment for the shares by the Director, and will be nonforfeitable and transferable.

Eligibility. Only those employees and directors that are selected by the Compensation Committee to receive awards under the Plan are eligible to participate in the Plan. The employees who receive Stock Options or Restricted Stock in one particular year may differ from those who receive such awards for other years.

Shares Subject to Plan and Annual Limitation on Benefits. The total amount of shares of Company Stock reserved under the Plan is 600,000 shares. Of this total, no more than 200,000 can be issued as Restricted Stock.

No one eligible employee may receive more than $1,000,000 in benefits under the Plan during any one fiscal year taking into account the value of all Stock Options and Restricted Stock received during such fiscal year. In determining this $1,000,000 annual cap on Plan benefits (i) the value of Stock Options shall be determined as of the date of grant using valuation models acceptable under tax, accounting and other regulatory rules (e.g. Black-Scholes option valuation model) and (ii) the value of shares of Restricted Stock shall be determined based on the fair market value on the date of grant.

Terms of Awards. Subject to the terms of the Plan and as memorialized in the applicable stock award agreement, which eligible employees receive awards, the amount of such awards and the specific terms of the awards will be determined by the Compensation Committee. The Compensation Committee will generally make decisions regarding such above mentioned awards by following the terms of certain incentive compensation “programs” which will be established from time to time by the Compensation Committee. These compensation programs will establish many of the parameters governing which employees will receive what types of awards (e.g., Options, Service-Based Restricted Stock or Performance-Based Restricted Stock), whether, and at what time(s), such awards are exercisable (in the case of Stock Options) or no longer subject to a risk or forfeiture (in the case of Restricted Stock). In connection with the initiation of a new compensation program, the Compensation Committee will establish performance goals (a listing of the possible performance criteria for such goals is set forth below) for determining whether certain performance-based awards vest or become payable. Under these programs, the Compensation Committee will also establish the maximum dollar value of benefits that can be granted to an eligible employee during a particular fiscal year. Such maximum amount will be generally be expressed as a percentage of the eligible employee’s base salary for the applicable year. The maximum value of benefits may, and very likely will, be different for different employees and may change from one year to the next.

Stock Options. Under the Plan, the Company may grant Stock Options to purchase the Company’s common stock. Only nonqualified stock options will be granted under the Plan. The Company will not receive any cash consideration for issuing the Stock Options, but will receive payment from the eligible employees for the stock upon exercise of the Stock Options. The number of shares subject to Stock Options granted in any year will be determined by the Compensation Committee. The total number of shares subject to Stock Options will be taken from the 600,000 shares of stock reserved for the Plan.

The exercise price to purchase a share of Company stock subject to a Stock Option will be equal to the fair market value of a share of Company stock on the Option’s date of grant. The Plan does not specify a limit on the exercise period; provided, however, that a Stock Option may not be exercised after termination of employment except for limited periods in the case of disability, death or retirement. To the extent otherwise exercisable, a Stock Option, or a portion thereof, may be exercised through the payment by the optionee of the Option Price at the time the Stock Option is exercised. All outstanding Options become 100% exercisable upon the occurrence of a “change in control” (as defined under the Plan) and, depending upon the particular terms of the applicable Stock Award Agreement, the exercisability of a Stock Option may also be accelerated in the event of a disability (as defined under the Plan), death and/or the optionee’s “qualified retirement” (also defined under the Plan).

Restricted Stock. Under the Plan, the Company may grant Restricted Stock. A share of Restricted Stock is a share of the Company’s common stock that is both subject to a substantial risk of forfeiture and nontransferable until certain specified conditions are satisfied. There are two types of Restricted Stock that can be granted under the Plan: Service-Based Restricted Stock and Performance-Based Restricted Stock. Service-Based Restricted Stock will vest (i.e., become nonforfeitable and transferable) based on the eligible employee’s continued years of service with the Company. Performance-Based Restricted Stock will vest based on both the eligible employee’s continued years of service with the Company and on the satisfaction of one or more pre-established performance goals (set forth below). In the event of a Change in Control of the Company, (i) all Service-Based Restricted Stock will become fully vested and (ii) an eligible employee’s unvested Performance-Based Restricted Stock will vest to the extent the applicable performance goals with respect to such Stock have been met (i.e., future service will not be required). If, in the event of a Change in Control, the applicable performance goals have only been partially met (as determined by the Compensation Committee), then the eligible employee shall be vested in only a pro-rata portion of such Performance-Based Restricted Stock based on the percentage of such performance goals that have been satisfied as of the date of the Change in Control.

Performance Criteria. The Plan provides that the performance goals for Performance-Based Restricted Stock will be based on one or more of the following criteria: (1) earnings per share; (2) net operating profit; (3) return on equity; (4) operating return on equity; (5) return on capital; and (6) risk-adjusted earnings. To the extent permitted under Section 162(m) of the Internal Revenue Code (including, without limitation, compliance with any requirements for shareholder approval), the Compensation Committee may designate additional performance criteria on which the Performance-Based Restricted Stock may be based or adjust, modify, or amend the aforementioned business criteria.

Amendments to Plan. The Plan cannot be amended to increase the cost of the Plan to the Company without shareholder approval. The cost of the Plan will be equal to the value of the shares issued in connection with the exercise of Stock Options and of the shares issued as Restricted Stock. However, the costs of the Plan will be offset by the payment received by the Company from the eligible employees upon exercise of Stock Options. The Plan can be amended by the Compensation Committee to alter the allocation of benefits between persons and groups of persons without shareholder approval. However, the Compensation Committee cannot amend the plan, without shareholder approval, to increase the total number of shares reserved under the Plan (600,000), to increase the maximum amount of benefits which can be paid under the Plan to one eligible employee during a single fiscal year ($1,000,000), or to change the performance goals which can be used for Performance-Based Restricted Stock.

Certain Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of awards under the Plan. The summary is based upon current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Nonqualified Options. In general, an optionee does not recognize taxable income upon the grant of an non-qualified stock options. Upon the exercise of such an option, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the non-qualified stock options on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the option.

Restricted Stock. A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, unless an election is made as described in the next paragraph, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

A participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award. Any such election must be filed with the Internal Revenue Service within 30 days of the date of grant. Future appreciation on the shares or the restricted stock will be taxed as capital gains when the shares are sold. However, if after making such an election, the shares of restricted stock are forfeited, the participant will be unable to claim any loss deduction.

The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

Other Information. The market value of the Company’s common stock as of February 28, 2005, which is the last practicable valuation date prior to the preparation of this Proxy Statement, is $56.34 per share.

New Plan Benefits

The following table sets forth information regarding the benefits that certain executive officers and groups of executive officers eligible to receive awards under the Plan are expected to receive in 2005. As the ultimate number of benefits received by such individuals and groups of individuals is determined at the discretion of the Compensation Committee, and since it is presently unknown whether the service-based vesting requirements and performance-based vesting requirements will be satisfied, the amounts reflected in the below table are subject to change. The table assumes that all service-based vesting requirements and performance-based vesting requirements are satisfied. The shares are valued as of February 28, 2005, at the price shown above.

NEW PLAN BENEFITS

UMB Financial Corporation

Long-Term Incentive Compensation Plan

Name and Position	Title or Category	Dollar Value ($)	Number of Units
J. Mariner Kemper	Chairman and CEO of the Company, Chairman and CEO of UMB Bank Colorado, n.a.	$500,000	17,878	(1)

Peter J. deSilva	President and COO of the Company, Chairman and CEO of UMB Bank, n.a.	$460,000	16,446	(2)

Peter J. Genovese	CEO—St. Louis and Vice-Chairman Eastern Region	$161,865	6,953	(3)

David D. Kling	Divisional Executive Vice President UMB Bank, n.a.	$122,500	5,262	(4)

James D. Matteoni	Executive Vice President UMB Bank, n.a.	$0	0

Executive Group		$1,156,700	48,289	(5)

Non-Executive Director Group		$150,000	2,662	(6)

Non-Executive Officer Employee Group		$641,201	26,749	(7)

(1)	Includes 4,437 shares of service-based restricted stock, 2,219 shares of performance-based restricted stock, and options for 11,222 shares of Company stock.

(2)	Includes 4,082 shares of service-based restricted stock, 2,041 shares of performance-based restricted stock, and options for 10,323 shares of Company stock.

(3)	Includes 862 shares of service-based restricted stock, 1,006 shares of performance-based restricted stock, and options for 5,085 shares of Company stock.

(4)	Includes 652 shares of service-based restricted stock, 761 shares of performance-based restricted stock, and options for 3,849 shares of Company stock.

(5)	Includes 6,843 shares of service-based restricted stock, 6,841 shares of performance-based restricted stock, and options for 34,605 shares of Company stock.

(6)	All unrestricted common stock.

(7)	Includes 3,791 shares of service-based restricted stock, 3,791 shares of performance-based restricted stock, and options for 19,167 shares of Company stock.

Vote Required for Approval

The affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote is required to approve the proposed Plan.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

OTHER MATTERS

The Board knows of no matters expected to be presented for consideration at the Annual Meeting that are not described herein. However, if other matters properly come before the meeting, persons named in the accompanying form of proxy may vote thereon in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Shareholder proposals must be received by the Company by November 22, 2005, to be considered for inclusion in the proxy materials of the Company for the 2006 Annual Meeting. The Company requests that such shareholder proposals be sent to the attention of the Corporate Secretary by certified mail-return receipt requested.

PERFORMANCE GRAPH

The following graph below represents the cumulative return experienced by the Company’s shareholders over a five-year period extending through the end of fiscal 2004. The graph assumes that 1.00 was invested on December 31, 1999 in the Company’s common stock, the S&P 500 Stock Index, and the S&P Bank Index. In all cases the return assumes a reinvestment of dividends.

UMB Financial Corporation

vs. Various Stock Indices

By Order of the Board of Directors

Dennis R. Rilinger

Secretary

March 22, 2005

Copies of the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available at the Company’s website at www.umb.com/investor after they are filed with the SEC. A copy of the Company’s Annual Report on Form 10-K, as filed with the SEC, will be furnished without charge upon written request directed to: Corporate Secretary, UMB Financial Corporation, 1010 Grand Boulevard, Kansas City, Missouri 64106.

APPENDIX A

UMB FINANCIAL CORPORATION

CORPORATE AUDIT COMMITTEE CHARTER

I. Purpose

The Corporate Audit Committee (the “Committee”) assists the Board of Directors of the Company (the “Board”) in fulfilling its responsibility for oversight of the quality and integrity of the accounting, financial reporting and internal control functions of the Company and its subsidiaries. The Committee’s role includes assisting the Board in overseeing: (a) the integrity of the Company’s financial statements and related reporting process, (b) the independent auditors’ qualifications, independence and performance, (c) the performance of the Company’s internal audit function and (d) the Company’s compliance with legal and regulatory requirements. In accordance with the requirements of the Securities and Exchange Commission (“SEC”), the Audit Committee will also prepare the Audit Committee report to be included in the Company’s annual proxy statement. The Committee has sole authority over the appointment and replacement of the independent auditors and is directly responsible for the compensation and oversight of the independent auditors.

II. Membership and Qualification

The Committee shall consist of three or more directors, each of whom satisfy the definition of “independent directors” under the listing standards of the NASDAQ Stock Market (“NASDAQ”) and other applicable laws and regulations, including those of the SEC. Each member will be free of any conflict or relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment. The Board appoints Committee members annually and may remove Committee members by a majority at any time, with or without cause. If the Board does not designate or appoint a Committee Chairperson, the Committee members may designate a Chairperson.

A) Specific Limitation

Committee members shall not serve simultaneously on the audit committees of more than three public companies. If such service is unavoidable, the Board must determine that such simultaneous service would not impair such member’s ability to serve effectively on the Company’s Committee. Such determination by the Board must be disclosed in the Company’s annual proxy statement.

B) Specific Qualifications

Each member of the Committee shall, in the judgment of the Board, be financially literate and have the ability to read and understand the Company’s basic financial statements. In addition, at least one member of the Committee (who may also serve as the audit committee financial expert) shall, in the judgment of the Board, have accounting or related financial management expertise in accordance with NASDAQ listing standards and SEC rules and regulations.

III. Meetings and Other Actions

The Committee shall meet once each quarter and at such other times as may be necessary to fulfill its responsibilities. Meetings may be called by the Chairperson of the Committee or the Chairperson of the Board. Except as provided herein, all meetings of and other actions by the Committee shall be held or otherwise taken pursuant to the Company’s bylaws. Members of the Committee may attend and participate through a telephonic or video conference call. The Committee may, at its discretion and at the invitation of the Chairperson, include in all or any portion of any of its meetings one or more members of the Company’s management or other third parties whose presence the Committee believes to be necessary or appropriate. However, such persons shall neither vote, nor participate in any discussions or deliberations. Notice of a meeting of the Committee may be waived, and the action of a majority of the members of the Committee at a meeting at which a quorum is present, or in the form of a written consent, shall constitute the act of the Committee. The Chairperson of the Committee, in consultation with other Committee members, shall determine the frequency and length of Committee meetings and shall set meeting agendas consistent with this Charter. The Committee shall promptly report its actions and any recommendations to the Board after each Committee meeting. Such report generally will be given at the Board meeting following a Committee meeting.

The Committee shall maintain free and open communication with the independent auditors, the Company’s internal auditors, and the Company’s management. This communication will include periodic separate executive sessions with each of these parties.

IV. Duties, Responsibilities and Authority

In addition to the purposes set forth above, the primary responsibilities of the Committee shall be:

A) Financial Reporting

In connection with its general oversight of the Company’s financial reporting, the Committee shall:

•	Evaluate significant accounting and reporting issues identified in any analyses prepared by management or the independent auditors or otherwise identified in the course of the Committee’s review of the Company’s financial statements and discussions with its auditors.

•	Perform reviews with management and the independent auditors about management’s proposals regarding: new accounting pronouncements; the adoption of, and changes of choice regarding, material accounting principles and practices to be followed when preparing the financial statements of the Company; alternative principles and practices that could have been followed; the reasons for selecting the principles and practices to be followed; the financial impacts of the principles and practices selected as compared to those of the other alternatives available; and the provision of any “pro forma” or “adjusted” non-GAAP information.

•	Inquire as to whether the independent or internal auditors have any concerns regarding: the possibility of significant accounting or reporting risks or exposures; the appropriateness and quality of significant accounting treatments and whether there has been any aggressive creativity in any such treatments; any business transactions that may affect the fair presentation of the Company’s financial condition or results of operations; or any weaknesses in the Company’s internal control systems.

•	Affirm in connection with the Committee’s review of the company’s annual and quarterly financial statements that the independent auditors communicate certain matters to the Committee as required by professional standards related to their audit of the annual financial statements and their review of the interim financial information.

•	Review with the independent auditors whether there have been (and if so, the nature of) any audit problems or difficulties and any related responses by management.

•	Meet with management and the independent auditors to review the quarterly and annual financial statements and related notes, as well as the related Management Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”), prior to filing or other public release and inquire whether such financial statements and related notes are prepared in accordance with U.S. generally accepted accounting principles and, together with such MD&A, are consistent with the information known to Committee members.

•	Review any complex and/or unusual transactions and any matters requiring significant estimates of asset valuation allowances or liability reserves, and evaluate management’s handling of proposed audit adjustments identified by the independent auditors.

•	Review the independent auditors’ judgments about the quality of the accounting principles applied to the Company’s financial statements.

•	Review, with the Company’s chief legal officer, legal matters that could have a significant impact on the Company’s financial statements.

•	In conjunction with management, the independent auditors and the internal auditors, the Committee shall evaluate the adequacy of the Company’s financial reporting and business process controls and discuss any significant exposures and the actions management has taken to monitor and control such exposures. In addition, the Committee shall review significant findings noted by the independent auditors and the internal auditors in the course of their audit functions, as well as management responses.

B) Independent Auditors

In its oversight of the Company’s independent auditors, the Committee shall:

•	Select, hire and fire (subject to approval by the Company’s shareholders) the Company’s independent auditors, pre-approve all fees and other terms of the audit engagement and pre-approve all permitted non-audit services to be performed by the independent auditors and establish policies and procedures for the engagement of the independent auditors to provide permitted non-audit services. The Committee may delegate to the Chairperson of the Committee, or to a subcommittee, the authority to grant pre-approvals of audit and permissible non-audit services, provided that the decisions of such Chairperson or subcommittee shall be presented to the full Committee at its next scheduled meeting.

•	Be directly responsible for the oversight of the work of the Company’s independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Company’s independent auditor shall report directly to the Committee.

•	Meet with the independent auditors at least quarterly in private sessions without any members of management being present to discuss matters that the Committee or the independent auditors believe should be discussed.

•

Have responsibility of ensuring that auditors are “independent” as such term is defined and specified by NASDAQ and the SEC and under other applicable law and regulation, and to that end shall obtain and review, at least annually, a written report from the independent auditors that describes all relationships between the independent auditors and the Company (including the amount and nature of all related compensation); discuss with the independent auditors the impact on the auditors’ objectivity and independence of any disclosed relationships as required by professional standards; and determine whether any such non-audit engagements are consistent with the independent auditors’ independence and objectivity.

•	Review and discuss reports from the independent auditors on all critical accounting policies and practices by the Company and any material written communications between the independent auditor and management.

•	Obtain and review, at least annually, a written report from the independent auditors that describes: the independent auditing firm’s internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and discuss with the independent auditors, the contents of such report and the impact of the matters addressed in such report on the quality of services performed by the independent auditors.

•	Evaluate annually whether the Company should change its independent auditors or the partner in charge of performing or reviewing the Company’s audit or other audit team personnel. Such evaluation should be based on all relevant circumstances known to the Committee, including qualifications of and quality of services performed by the independent auditing firm and the primary audit partner, opinions of the Company’s management and internal auditors regarding the independent auditors, length of tenure, factors having the potential to impact objectivity, the securities law requirement to rotate at least every five years the primary audit partner in charge of performing (or overseeing the performance) of the Company’s audit and the primary audit partner in charge of reviewing the Company’s audit, the possible desirability of regular rotation of the independent auditing firm.

C) Internal Auditors

The Committee shall oversee the activities and programs administered by those responsible for the Company’s internal audit function and shall:

•	Ensure that the Company has an internal audit function performed on a regular basis that includes appropriate review and approval of the Company’s internal transactions and accounting.

•	Review the annual internal audit plan of the internal auditors and its scope, and the degree of coordination of this plan with the independent auditors.

•	Review periodically the internal audit activities, staffing, and budget.

•	Meet with the Company’s internal auditors at least quarterly in a private session without any other members of management being present to discuss matters that the Committee or the internal auditors believe should be discussed.

D) Compliance With Laws and Regulations Relating to Financial Reporting and Tax Matters

The Committee shall oversee the Company’s compliance with laws and regulations and shall:

•	Annually review the Company’s procedures for monitoring compliance with laws and regulations.

•	Discuss the significant findings, if any, of reviews or examinations by regulatory agencies, such as the SEC.

E) Other Responsibilities

The Committee also shall:

•	Review and approve related party transactions for potential conflict of interest situations in accordance with applicable rules and regulations.

•	Review and evaluate the Company’s policies and practices with respect to risk assessment and risk management, including the Company’s major financial risk exposures and steps taken by management to monitor and control such exposures and the Company’s litigation management process and insurance management process.

•	Monitor major litigation and significant internal or external special investigations and review at least annually any other legal matters that could have a material impact on the Company’s financial statements or compliance with law.

•	If deemed appropriate, initiate special investigations into matters within the Committee’s scope of responsibilities or as delegated by the Board.

•	Perform other oversight functions as requested by the full Board.

•	Perform an annual self-evaluation of the Committee’s performance and annually reassess the adequacy of and, if appropriate, propose to the Board any desired changes, in the Charter of the Committee, all to supplement the oversight authority.

•	Establish procedures for the receipt, retention and treatment of any complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and the confidential, anonymous submission by employees of the Company of any concerns regarding questionable accounting or auditing matters.

F) Reporting Responsibilities

The Committee shall:

•	Regularly update the Board about the Committee’s activities and make appropriate recommendations.

•	Make such reports of its activities and evaluations as may be required by the Securities and Exchange Commission in the Company’s proxy statement and/or annual report or as determined to be appropriate by the Board.

V. Resources

The Committee shall have access to, and the ability to commit, appropriate funding, as it may determine, for the payment of fees of registered public accounting firms engaged for the purposes of preparing or issuing an audit report or performing other audit, review or attest services of the Company, to compensate any advisors employed by the Committee under the authority of this Charter, and to pay all ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee shall have the right to use reasonable amounts of time of the Company’s internal and independent accountants, internal and outside lawyers and other internal staff and also shall have the right to hire independent accounting experts, lawyers and other consultants to assist and advise the Committee in connection with its responsibilities. The Committee may conduct or authorize investigations into any matters within the scope of its responsibilities and may meet with any employees of the Company or any third parties it deems necessary in connection with such investigation. Committee members may participate in educational opportunities at the Committee’s request.

APPENDIX B

UMB FINANCIAL CORPORATION

LONG-TERM INCENTIVE COMPENSATION PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE

UMB Financial Corporation does hereby establish and adopt the UMB Financial Corporation Long-Term Incentive Compensation Plan, as set forth herein, effective January 1, 2005, for the purpose of providing a means by which Directors and selected Associates may be given an opportunity to benefit from increased financial performance of the Company through the granting of (1) Nonstatutory Stock Options, (2) rights to acquire Service-Based Restricted Stock based on service with the Company and (3) rights to acquire Performance-Based Restricted Stock based on performance.

SECTION 2. DEFINITIONS

2.1	Affiliate: Any entity which is wholly owned by the Company or an Affiliate.
2.2	Associate: A person who is employed by the Company or an Affiliate.
2.3	Board: The Board of Directors of the Company.
2.4	Change in Control: For purposes of this Plan, a “Change in Control” shall occur if:

(1) Any Person (as defined herein) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the Company’s then outstanding voting securities (measured on the basis of voting power);

(2) The shareholders of the Company approve a definitive agreement to merge or consolidate the Company with any other corporation or entity, and the transaction contemplated by such agreement is consummated, other than an agreement providing for (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities;

(3) A change occurs in the composition of the Board during any period of twelve consecutive months such that individuals who at the beginning of such period were members of the Board cease for any reason other than resignation to constitute at least a majority thereof at the end of such twelve-month period, unless the election, or the nomination for election by the Company’s shareholders, of each new director elected during such twelve-month period was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

(4) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets, and the transaction contemplated by such plan or agreement is consummated.

For purposes of this paragraph, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (w) the Company or any of its subsidiaries, (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (y) an underwriter temporarily holding securities pursuant to an offering of such securities, or (z) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company Stock.

2.5	Code: The Internal Revenue Code of 1986, as amended.

2.6	Compensation Committee: The Compensation Committee of the Company.
2.7	Company: UMB Financial Corporation.

2.8	Company Stock: Common stock of the Company.

2.9	Corporate Executive: A Participant who has been determined by the Compensation Committee as having substantial Company-wide responsibilities and who has been designated as a “Corporate Executive” by the Compensation Committee.

2.10	Continuous Service: Service with the Company or an Affiliate which is not interrupted or terminated. The Compensation Committee may determine, in its sole discretion, whether Continuous Service shall be considered interrupted in the case of any leave of absence, including sick leave, military leave or any other personal leave.

2.11	Designated Executive: An Associate who has been designated by the Compensation Committee as an individual whose compensation is to be fixed exclusively by the Compensation Committee.

2.12	Director: A member of the Board of Directors of the Company.

2.13	Disability: Disability shall mean total and permanent disability within the meaning of Section 22(e)(3) of the Code.

2.14	Effective Date: The Plan shall be effective as of January 1, 2005.

2.15	Eligible Associate: An Associate who is eligible to participate in the Plan in accordance with Section 5.

2.16	Exchange Act: The Securities Exchange Act of 1934, as amended, and the regulations and interpretations promulgated thereunder.

2.17	Executive Committee: The Executive Committee of the Company.

2.18	Fair Market Value: The value of the Common Stock of the Company, determined as follows for any date:

(1) If the Common Stock is traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the mean of the closing bid and ask prices of the Common Stock on the date of grant as reported on the National Association of Securities Dealers, Inc. Automated Quotation System. (“Nasdaq”); or

(2) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Compensation Committee.

2.19	Nonstatutory Stock Option: An Option not intended to qualify as an Incentive Stock Option under Section 422 of the Code.

2.20	Option: A Nonstatutory Stock Option granted pursuant to the Plan.

2.21	Optionee: A person to whom an Option is granted pursuant to the Plan, or if applicable, such other person who holds an outstanding Option.

2.22	Participant: An Eligible Associate who is designated as a Participant under the Plan in accordance with Section 5.

2.23	Performance Standard: A Performance Standard as defined in Section 10.

2.24	Performance Period: A Performance Period as defined in Section 10.

2.25	Plan: The UMB Financial Corporation Long-Term Incentive Compensation Plan.

2.26	Restricted Stock: Common Stock of the Company issued subject to the restrictions for Service-Based Restricted Stock or Performance-Based Restricted Stock.

2.27	Restricted Stock Agreement: A written agreement between the Company and a holder of a Stock Award Agreement evidencing the terms and conditions of the issuance of Restricted Stock to a Participant. Each Restricted Stock Agreement shall be subject to the terms and conditions of the Plan.

2.28	Rule 16b-3: Rule 16b-3 of the Exchange Act or any successor to the Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

2.29	Securities Act: The Securities Act of 1933, as amended.

2.30	Stock Award: Any right to receive an Option, any right to acquire Restricted Stock or any right by a Director to receive a grant of Company Stock.

2.31	Stock Award Agreement: A written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

2.32	Stock Option Agreement: A written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant under a Stock Award. Each Stock Option Agreement shall be subject to the terms and conditions of the Plan.

SECTION 3. ADMINISTRATION

3.1 The Plan shall be administered by the Compensation Committee, unless the Compensation Committee delegates administration of the Plan, as provided in Section 14.

3.2 The Compensation Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a) To establish annual Programs in accordance with the terms of this Plan, under whatever terms and conditions the Compensation Committee deems necessary or desirable in order to carry out the purposes of the Plan.

(b) To determine who is eligible under the Plan.

(c) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each stock Award shall be granted; what type of Stock Award shall be granted, the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares which shall be granted to each such person under a Stock Award.

(d) To construe and interpret the Plan and Stock Awards granted under it and any instruments or agreements relating to the Plan, and to establish, amend and revoke rules and regulations and standards and procedures for its administration. The Compensation Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or other instrument or agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(e) To amend a Stock Award as provided in Section 17.

(f) To determine the exercise price and the term of each Option.

(g) To determine the terms and conditions, which need not be identical, of each Option and each Stock Option Agreement.

(h) To determine whether, to what extent, under what circumstances, and by what method or methods an Option may be settled, exercised, canceled, forfeited or suspended.

(i) To determine the terms and conditions, which need not be identical, of each issuance of Restricted Stock and each Restricted Stock Agreement.

(j) To establish, amend, suspend or waive such rules and regulations and standards and procedures, and appoint such agents as it shall deem appropriate for the proper administration of the Plan.

(k) To make any other determination and take any other action that the Compensation Committee deems necessary or desirable for administration of the Plan.

3.3 All actions and all interpretations and determinations made by the Compensation Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Compensation Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Board and Compensation Committee shall be fully protected by the Company with respect to any action, determination or interpretation.

SECTION 4. SHARES SUBJECT TO PLAN

4.1 Subject to the provisions of Section 16 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Six Hundred Thousand (600,000) shares of the Company Stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Company Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

4.2 The Company Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.3 The Company shall use its best efforts at all times during the term of this Plan, to reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority to issue and to sell, the number of shares of Company Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Common Stock hereunder shall relieve the Company of any liability in respect of failure to issue or sell Common Stock as to which the requisite authority has not been obtained.

4.4 Subject to the provisions of Section 16 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Service-Based Restricted Stock or Performance-Based Restricted Stock included in Stock

Awards may equal but shall not exceed in the aggregate Two Hundred Thousand (200,000) shares of the Company Stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without all shares of the Service-Based Restricted Stock or Performance-Based Restricted Stock which was part of such Stock Award having been earned and/or vested, such shares shall revert to and again become available to issue as either Service-Based Restricted Stock or Performance-Based Restricted Stock under this Plan.

SECTION 5. ELIGIBILITY AND PARTICIPATION

5.1 Eligible Associates shall be eligible to participate in the Plan if they are designated as a “Participant” for a particular year’s Program by the Compensation Committee. The Compensation Committee will also identify each Eligible Associate that is being designated as a “Corporate Executive”, and retains the authority and discretion to change any such designation (or to designate an Eligible Associate as a Corporate Executive during the course of the Performance Period) if the principal responsibilities of such Eligible Associate change during the Performance Period.

5.2 A person appointed and acting as a Director of the Company shall be eligible to participate in the Director’s Stock Award Program in accordance with the provisions of Section 11.

5.3 The maximum number of shares which may be issued to a Participant under this Plan for any fiscal year shall not exceed an amount having a value as of the date of grant, of one million dollars ($1,000,000.00).

SECTION 6. PROGRAMS

6.1 Each calendar year, the Compensation Committee may establish a Program under the Plan to be in effect for the year. The Compensation Committee will determine the number of shares of Common Stock to be awarded under the annual Program established under the Plan for such year, if any, including the number of shares to be awarded as Service-Based Restricted Stock, the number of shares to be issued as Performance-Based Restricted Stock and the number of shares subject to Option and the number of Shares in the Directors Stock Award Program. The Compensation Committee shall designate the Associates allowed to participate in each annual Program. The Participants in a Program may differ from year to year. An Associate who has participated in an annual Program may or may not be selected to participate in a later Program. An Associate may be selected to participate in an annual Program even if the Associate did not participate in an earlier annual Program. Programs established in different years need not contain similar provisions.

6.2 Each annual Program will establish the total number of shares of Common Stock to be part of such Program for the year for each Eligible Associate and each Director. The number of shares available for a year may differ from the amount of shares available for prior years. The Compensation Committee shall have the discretion to establish different amounts of shares for different Eligible Associates based on different criteria, terms and conditions for different Eligible Associates.

6.3 Each annual Program will establish the terms and conditions under which the shares of Common Stock awarded to an Eligible Associate for the year must be earned by the Eligible Associate. Each annual Program will establish a vesting schedule for Service-Based Restricted Stock, a vesting schedule for Performance-Based Restricted Stock, and a vesting schedule for Options. Each of the foregoing vesting schedules may differ from the other vesting schedules, and may differ from vesting schedules established for prior years. Each annual Program will also establish Performance Standards which an Eligible Associate must meet in order to earn Performance-Based Restricted Stock. Performance Standards may differ among Eligible Associates, and may differ from Performance Standards established for prior years.

6.4 Each calendar year, the Compensation Committee shall provide the Board with a list of all Associates who are eligible for the Program, if any, established for the year, the maximum number of shares of Company Stock that may be granted to each Eligible Associate, including the number of shares of Service-Based Restricted Stock, the number of shares of Performance-Based Restricted Stock and the number of shares subject to Option, and the exercise price for an Option granted for such year.

SECTION 7. OPTION PROVISIONS

7.1 An Eligible Associate who participates in the Program for a particular year may receive a grant of Options, which shall be in such form and shall contain such terms and conditions as the Compensation Committee shall deem appropriate. A separate certificate or certificates will be issued for shares purchased on exercise of an Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

7.2 Term. The Option must be exercised within the term stated in the Stock Award Agreement.

7.3 Price. The exercise price per share of Company Stock purchasable under an Option shall be determined by the Compensation Committee, provided however, that the exercise price shall not be less than one hundred (100%) percent of the Fair Market Value of a share of Company Stock at the time that the Option is granted, but in no account less than the par value of the share of Company Stock.

7.4 Time of Exercise An Option to purchase a share of Company Stock may not be exercised until after the date on which the Option was granted and the date on which the share of Company Stock is vested. Except as provided in the Stock Option Agreement, an Option may be exercised in whole or in part at any time during its term. No Option may be exercised for a fractional share of Common Stock.

7.5 Consideration. The purchase price of Company Stock acquired pursuant to an Option shall be paid at the time the Option is exercised, to the extent permitted by applicable statutes and regulations, either (i) in cash or (ii) at the discretion of the Compensation Committee under one of the following alternatives:

(1) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in the Wall Street Journal, by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company’s reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its Fair Market Value on the date of exercise;

(2) In any other form of legal consideration that may be acceptable to the Compensation Committee; or

(3) By any combination of the above methods.

7.6 Transferability. An Option may be transferable without consideration to the extent provided in the Stock Award Agreement, provided however, that if the Stock Award Agreement does not specifically provide for transferability, than such Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or by any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Compensation Committee as provided in Section 7.10 below, in a form satisfactory to the Compensation Committee, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

7.7 Vesting. The total number of shares of Company Stock subject to an Option shall vest and become exercisable as provided in the Stock Award Agreement. Notwithstanding the immediately preceding sentence, the shares of Company Stock subject to an Option shall be one hundred (100%) percent vested upon the occurrence of a Change in Control.

7.8 Termination of Continuous Service. If an Optionee’s Continuous Service terminates for any reason other than Disability, Death or Qualified Retirement, then if the Optionee has not exercised his or her Option as of the date of such termination or within the time specified in the Stock Award Agreement, the Option shall terminate and the shares covered by such Option such revert to and again become available for issuance under the Plan.

7.9 Disability of Optionee. If an Optionee becomes Disabled and his or her Continuous Service to the Company and its Affiliates ceases by reason thereof, all Options held by such Optionee may be exercised at any time within the one (1) year period following such cessation of Continuous Service by virtue of the Disability (to the extent that the Optionee was entitled to exercise the Options of the date of termination, provided however that a Stock Award Agreement may provide for the acceleration of exercisability in the event of Disability). If, at the date of cessation of Continuous Service, the Optionee is not entitled to exercise the entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan no later than thirty (30) days following the date of termination. If, after cessation of Continuous Service, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

7.10 Death of Optionee. If an Optionee holding an Option which has not expired or terminated shall die, then the estate of such deceased Optionee, the person or persons to whom the Optionee’s rights under the Option were transferred by will or by the laws of descent and distribution, or the beneficiary designated by the Optionee in a written designation signed by the Optionee and filed with and approved by the Compensation Committee prior to the Optionee’s death may, at any time within six (6) months after the date of such death (whether or not the three (3) month or the one (1) year period, as the case may be, specified above in the event of Qualified Retirement or Disability, if applicable, had commenced to run on the date of his or her death) exercise all such Options to the extent such Optionee was entitled to exercise such Options as of the date of the Optionee’s death, provided however, that a Stock Award Agreement may provide for the acceleration of exercisability in the event of death. Any such exercise shall be effected by written notice to the Company from the person entitled to exercise the Option and the person or persons giving the same shall furnish to the Company such other documents or papers as the Company may reasonably require, including without limitation evidence of the authority of such person or persons to exercise the Option and evidence satisfactory to the Company that any death taxes payable with respect to such shares have been paid or provided for. If, at the time of death, the Optionee was not entitled to exercise the entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan no later than thirty (30) days following the date of termination. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

7.11 Qualified Retirement of Optionee. In the event an Optionee’s Continuous Service terminates after the Optionee has reached the age of at least sixty (60) years and has at least ten (10) years of service as an employee of the Company or any Affiliate (“Qualified Retirement”), all Options held by such Optionee may be exercised at any time within the three (3) month period following such Qualified Retirement (to the extent that the Optionee was entitled to exercise the Options on the date of the Optionee’s Qualified Retirement, provided however that a Stock Award Agreement may provide for the acceleration of exercisability in the event of Qualified Retirement). If, at the date of such termination, the Optionee is not entitled to exercise the entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan no later than thirty (30) days following the date of termination. If, after such termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

7.12 Rights Prior To Exercise of Option. An Optionee shall have no rights as a shareholder of the Company, including but not limited to rights to dividends, with respect to the shares of Common stock subject to Option until payment of the exercise price and delivery to the Optionee of such shares as provided herein.

7.13 Stock Option Agreements. Options granted pursuant to this Plan shall be evidenced by Stock Option Agreements in such form as the Compensation Committee shall from time to time provide. Such stock Option Agreements shall contain the terms and conditions set forth in this Plan for such agreements, including but not limited to the following: (i) time and method of payment; (ii) number of shares of Company Stock to which the agreement pertains; and (iii) Option Term.

SECTION 8 RESTRICTED STOCK PROVISIONS

8.1 This Section 8 applies to all Restricted Stock issued under the Plan, including both Service-Based Restricted Stock and Performance-Based Restricted Stock.

8.2 Upon the execution of a Restricted Stock Agreement by a Participant, the Company shall issue a certificate or certificates for the shares of Restricted Stock in the name of the Participant. The Participant shall thereupon be a shareholder of the Company with respect to all of the shares of Company Stock represented by the certificate or certificates, with the rights of a shareholder, including the right to vote the shares and receive all dividends and other distributions paid with respect to such shares, provided however, that the shares shall be subject to forfeiture and restrictions as indicated below. Stock certificates representing Restricted Shares shall contain a legend stating that such shares may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of except in accordance with the terms of the Plan, and each transfer agent shall be instructed to like effect in respect of such shares. In aid of such restrictions, the Participant shall, immediately upon receipt of a certificate, deposit such certificate together with a stock power or other instrument of transfer, appropriately endorsed in blank, with an escrow agent designated by the Compensation Committee, under a deposit agreement containing such terms and conditions as the Compensation Committee shall approve, the expenses of such escrow to be paid by the Company.

8.3 The Restricted Period with respect to Restricted Stock issued hereunder shall mean a period beginning on the date of issuance of shares of Restricted Stock and ending on the date that the restrictions in Section 9 or Section 10, as applicable, are satisfied.

8.4 The restrictions to which Restricted Stock is subject shall be as set forth in Section 9 for Service-Based Restricted Stock and in Section 10 for Performance-Based Restricted Stock. In addition, all shares of Restricted Stock, including both Service-Based Restricted Stock and Performance-Based Restricted Stock shall be subject to the following restrictions:

(1) During the Restricted Period, none of such shares shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, and any attempt to do so shall be null and void.

(2) If a Participant’s Continuous Service with the Company or an Affiliate is terminated for any reason, including but not limited to death or Disability, before the Restricted Period ends, the Participant shall forfeit any shares of Restricted Stock which have not been earned and are not one hundred (100%) percent vested at such time.

8.5 The restrictions set forth respecting such shares of Restricted Stock shall lapse at such time as the Restricted Period ends.

8.6 Each Restricted Stock Agreement shall be in such form and shall contain such terms and conditions as the Compensation Committee shall deem appropriate. The terms and conditions of Restricted Stock Agreements may change from time to time, and the terms and conditions of separate agreements with different Eligible Associates need not be identical, but each Restricted Stock Agreement shall include (through incorporation of provisions hereof by reference in the Agreement otherwise) the substance of each of the following provisions as appropriate:

(1) Transferability Restricted Stock may be transferable to the extent provided in the Stock Award Agreement, provided however, that if the Stock Award Agreement does not specifically provide for transferability, then such Restricted Stock shall not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order, and in such a case the transferee shall be bound by the same provisions as are applicable to the Participant.

(2) Vesting. Shares of Service-Based Restricted Stock awarded under the Plan shall be subject to vesting as set forth in the Stock Award Agreement.

(3) Termination of Continuous Service. In the event an Eligible Associate’s Continuous Service terminates for any reason, including but not limited to death or Disability, all of the shares of Service-Based Restricted stock held by that person which have not vested as of the date of such termination shall be forfeited by the Participant.

8.7 Any shares of Restricted Stock which are forfeited under the terms of this Plan shall revert to the Company and shall be available for re-issuance under this Plan at the decision of the Compensation Committee. Any certificate representing shares of Restricted Stock which have been forfeited shall be canceled, and any shares of Common Stock represented by such certificate which were not forfeited shall be reissued to the Participant under another certificate or certificates.

SECTION 9. SERVICE-BASED

RESTRICTED STOCK

9.1 Each Eligible Associate who participates in a Program established for a particular year may receive shares of Service-Based Restricted Stock, which shall be held by such Eligible Associate subject to the vesting schedule set forth in the Stock Award Agreement for the Eligible Associate between such person and the Company. Vesting in accordance with such vesting schedule shall be based on years of employment by the Company and/or any of its Affiliates beginning with the effective date of the Stock Award under which such shares were granted to the Participant. A Participant shall only receive credit for a year if the Participant provided a full year of Continuous Service to the Company and/or any of its Affiliates. An Eligible Associate must satisfy such vesting schedule in order to earn the right to own such shares free of the restrictions set forth herein. The vesting schedule may differ from one Program to another, and from one Eligible Associate to another. The shares held subject to such Agreement shall be referred to as Service-Based Restricted Shares.

9.2 Notwithstanding Section 9.1 above, Service-Based Restricted Stock shall be one hundred (100%) percent vested upon a Change in Control.

9.3 At such time as an Eligible Associate is one hundred (100%) percent vested in such shares pursuant to the vesting schedule, they shall no longer be restricted, and no longer subject to forfeiture and the terms of the Restricted Stock Agreement.

SECTION 10. PERFORMANCE BASED

RESTRICTED STOCK

10.1 Each Eligible Associate who participates in a Program established for a particular year may receive shares of Performance-based Stock, which shall be held by such Eligible Associate subject to restrictions set forth in the Stock Award Agreement between such person and the Company which are based on Performance Standards. Upon satisfaction of the vesting requirements and the Performance Standards applicable to the respective Performance-Based Restricted Stock, such Stock shall no longer be subject to forfeiture and the restrictions shall be released and shall no longer apply. A Stock Award of Performance Based Restricted Stock may, but need not, provide that upon the partial satisfaction of the specified Performance Standards during the Performance Period, a portion (proportionate or otherwise) of such Stock (to the extent vested) shall be released from the forfeiture provision and shall thereupon become free from any restrictions. The Performance Standards used shall be one or a combination of the following: earnings per share, net operating profit, return on equity, operating return on equity, return on capital or risk-adjusted earnings. The Compensation Committee shall determine the specific standards to be used for each Program and each Participant, based upon the above alternatives. The Performance Standards may differ from one Program to another, and from one Eligible Associate to another. The respective Performance Standards for different Participants may contain one or more common Performance Standards, and one or more Performance Standards unique to the respective Participant. Shares shall vest in accordance with the vesting schedule set forth in the Stock Award Agreement. The vesting schedule for shares of Performance-Based Restricted Stock issued pursuant to this Section 10 shall be based upon the Eligible Associate’s years of employment with the Company and/or its Affiliates beginning with the Vesting Commencement Date specified in the respective Stock Award Agreement. A Participant shall only receive credit for a year if the Participant provided a full year of Continuous Service to the Company and/or any of its Affiliates. The vesting schedule may differ from one award to another, and from one Eligible Associate to another. An Eligible Associate must satisfy both the Performance Standards and the vesting schedule in order to earn the right to own such shares without restriction. The shares held subject to such Agreement shall be referred to as Performance-Based Restricted Shares.

10.2 Notwithstanding Section 10.1 above, upon a Change in Control, a Participant’s Performance-Based Restricted Stock not yet vested, shall immediately vest to the extent that the Participant has met the Performance Standards established with respect to such Stock. If the Participant has partially but not totally met such Performance Standards, then the Participant shall be vested in and with respect to a pro-rata part of such Performance-Based Restricted Stock based upon the percentage of such Performance Standards which such Participant has met as of the date of the Change in Control, and a portion of the shares of Restricted Stock equal to the amount vested shall be released from the forfeiture provision and shall thereupon become free from any restrictions. The determination of the extent to which a Participant is entitled to vest in accordance with the terms of this section 10.2 shall be made by the Compensation committee in its sole discretion.

10.3 If the Eligible Associate satisfies the applicable Performance Standards within the Performance Period and such Eligible Associate has also satisfied the vesting schedule for such shares set forth in the Stock Award, the Eligible Associate shall be one hundred (100%) percent vested in such shares, they shall no longer be restricted, and no longer subject to the terms of the Restricted Stock Agreement.

SECTION 11. DIRECTOR STOCK AWARDS

11.1 The Compensation Committee shall establish a Directors Stock Award Program under which Directors of the Company may receive shares of Company Stock. Each year, the Compensation Committee shall determine the number of shares of Company Stock which may be granted to Directors during such year, if any. The number of shares of Company Stock to be issued in any year may differ from the number of shares issued in other years. The Compensation Committee may decide that no shares of Company Stock will be issued to Directors in any particular year.

11.2 In any year in which shares of Company Stock are issued to Directors in accordance with this Section 11, a Director shall be eligible to receive shares if the Director is validly appointed and acting as a Director of the Company during the year. The Compensation Committee will set the amount of an award to a Director at the beginning of the year. A person shall be entitled to twenty-five (25%) percent of such amount for each full calendar quarter during the year in which such person is validly appointed and acting as a Director of the Company. Shares of Company Stock awarded for all quarters of a year shall be issued to Directors at the end of the year. A Director who is eligible to participate in the Directors Stock Award Program shall cease to be eligible to participate immediately as of the date that such person ceases to be a Director. The Directors who are eligible for the Directors Stock Award Program for any calendar quarter may differ from the Directors who are eligible for the Program in any other calendar quarter.

11.3 All shares of Company Stock issued under the Directors Stock Award Program shall be issued without the payment of any consideration to the Company by any Director. All shares issued under a Directors Stock Award Program shall be immediately one hundred (100%) percent vested in the Directors to whom they were issued, and not subject to forfeiture for any reason.

11.4 Each Director who receives shares of Company Stock issued in a calendar quarter shall be treated the same and shall receive the same number of shares of Company Stock in such quarter as any other Director who receives shares in such quarter.

11.5 Notwithstanding anything else contained herein, the Directors Stock Award Program shall be administered solely by the Compensation Committee, and the administration of the Program shall not be delegated to the Executive Committee or any other person or entity.

SECTION 12. RESPONSIBILITIES OF THE COMPANY

12.1 During the term of the Stock Awards, the Company shall keep available at all times the number of shares of Company Stock required to satisfy the Stock Awards.

12.2 The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards, provided however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under this Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

SECTION 13. USE OF PROCEEDS

Proceeds from the sale of stock pursuant to exercise of the Options shall constitute general funds of the Company to be held as part of the Company’s general assets.

SECTION 14. DELEGATION OF AUTHORITY

The Compensation Committee shall administer all aspects of the Plan for all Designated Executives. The Compensation Committee is authorized to delegate to the Executive Committee the authority to administer all aspects of the Plan for Participants other than Delegated Executives. Upon any such delegation, with respect to Participants other than Delegated Executives, the Executive Committee shall have full power, authority and discretion to administer and interpret the Plan and to adopt such rules, regulations, formulae, procedures, guidelines, agreements, guidelines and instruments for the administration of the Plan, and to appoint an administrator to conduct administrative tasks, all as the Executive Committee deems necessary or advisable; provided however that the Executive Committee’s (and its delegatee’s) actions shall be consistent with any formulas, procedures, regulations, guidelines, instruments or rules that have been adopted or approved by the Compensation Committee. Notwithstanding the above, only the Compensation Committee may designate any Designated Executive as a Participant in the Plan, or grant any Stock Award to a Designated Executive, or establish Performance Standards for any Designated Executive, or otherwise administer any Designated Executive’s participation in, or rights under, the Plan. Also notwithstanding the above, only the Compensation Committee may select and grant Options to persons who are officers or directors of the Company for purposes of Section 16 of the Exchange Act or otherwise take action with respect to Options granted to such individuals.

SECTION 15. RULES AND PROCEDURES

15.1 The Compensation Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

15.2 No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

15.3 Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue in the employ of the Company or any Affiliate or shall affect the right of the Company or an Affiliate to terminate the employment of any Employee with or without cause. The Company or an Affiliate may at any time terminate the employment of a Participant, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, a Stock Award Agreement, a Restricted Stock Agreement or a Stock Option Agreement.

15.4 The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsections 7.6 or 8.6(1), as a condition of exercising an Option or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The sale of any Option granted pursuant to this Plan or sale of any shares purchased pursuant to the exercise of such by any Optionee who has given the investment representation required, or other person or persons attempting to sell any such Option or shares shall be made in full compliance with Rule 144 of the Securities Act and any attempted sale of such Option or shares that fails to so comply shall be deemed null and void by the Company. The foregoing requirements, and assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable security laws. The Company may require the Stock Award holder to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of granting a Stock Award to such Stock Award holder or permitting the Stock Award holder to exercise such Stock Award. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including but not limited to legends restricting the transfer of the stock.

15.5 No Stock Award, or any portion of any Stock Award, granted pursuant to this Plan shall be assignable or transferable by the Recipient of the Stock Award, otherwise than by the will or the laws of descent and distribution, provided however that a Recipient may designate a beneficiary to exercise an Option after the Recipient’s death pursuant to a written designation of beneficiary filed with and approved by the Compensation Committee prior to the Recipient’s death.

15.6 No shares of Company Stock shall be delivered pursuant to any Stock Award, including but not limited to the exercise of any Option, in whole or in part, until (i) there shall have been such compliance as the Compensation Committee may deem necessary or advisable with respect to any and all federal and state laws, rules and regulations relating to the authorization, issuance, registration, qualification or sale of securities and (ii) in the case of the exercise of an Option, payment in full of the exercise price for the exercise of the Option is received by the Company as permitted in the Stock Award Agreement.

15.7 No Associate or other person shall have any right to be granted any Option under the Plan, and there is no obligation for uniformity of treatment of Associates (including Eligible Associates), Participants, Optionees or their beneficiaries under the Plan

15.8 All certificates for shares of Company Stock delivered in accordance with any Stock Award issued under the Plan shall be subject to such stock-transfer orders and other restrictions as the Compensation Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. with respect to its Automated Quotation System, any stock exchange upon which Company Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

SECTION 16. ADJUSTMENTS UPON CHANGES IN STOCK

16.1 If any change is made in the Company Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reclassification, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares of Company Stock subject to the Plan pursuant to Section 4, (or other securities or property of any successor entity as would have been issuable as a result of such change with respect to the shares of Company Stock subject to the Plan immediately prior to such change, all subject to further adjustment as provided in this Section) and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of Company Stock (or other securities or property of any successor entity as would have been issuable as a result of such change that a holder of shares of Company Stock would have been entitled to receive if such Stock Award had been exercised or vested, as the case may be, immediately prior to such change, all subject to further adjustment as provided in this Section) subject to such outstanding Stock awards. Such adjustments shall be made by the Compensation Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company”.)

16.2 Upon the occurrence of any change subject to Section 16.1, the difference between the Fair Market Value of the shares of Company Stock subject to Option and the aggregate exercise price of such shares, immediately after the change, shall be the same as the difference between the Fair Market Value of all shares of Company Stock subject to Option and the aggregate exercise price of such shares, immediately before such change. The new Option or assumption of the old Option shall not give an Optionee additional rights which the Optionee did not have under the old Option, or deprive the Optionee of any benefits which the Optionee had under the old Option.

16.3 In the event of a Control Change (as defined solely for purposes of this Section 16), the accelerated exercisability or accelerated vesting otherwise provided for under Sections 7.7, 9.2 and 10.2 above shall be deemed to occur on the 15th day prior to the effective date of such Control Change such that, upon a Control Change where current shares of Company Stock are exchanged for some other securities, cash or other value (x) a Participant holding an Option, if he or she exercises such Option prior to the Control Change, and (y) a Participant holding Restricted Stock, shall be entitled to receive the same such consideration that holders of Company Stock will be receiving upon such Control Change. To the extent that, during the 15-day period ending on the Control Change, a Participant fails to exercise an Option, and unless the surviving company, successor company, or the company acquiring all or substantially all of the Company’s assets, as the case may be, adopts and continues the Plan (without modification but with appropriate adjustments in exercise price, form of stock etc. preserving the Participant’s economic value in their Stock Award(s)), such Option shall terminate upon such Control Change and be null and void thereafter.

16.4 For purposes of this Section 16, a “Control Change” shall mean: (i) a dissolution or liquidation, or sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation or a reverse merger in which the Company is the surviving corporation but the shares of the Company Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than (a) a merger or consolidation in which shareholders of the Company immediately before the merger or consolidation have, immediately after the merger or consolidation, greater stock voting power of the acquiring or controlling corporation, and in no event less than a majority of such stock voting power; (b) a transaction the principal purpose of which is to change the State of the Company’s incorporation; or (c) a merger of the Company into any of its wholly owned subsidiaries); or (iii) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty (50%) percent of the combined voting power entitled to vote in the election of Directors.

16.5 In the event of the dissolution or liquidation of the Company, any Options outstanding under the Plan shall terminate if not exercised prior to such event.

SECTION 17. AMENDMENT OF THE PLAN AND STOCK AWARDS

17.1 The Board at any time, and from time to time, may amend, alter, or suspend the Plan. However, except as provided in Section 16 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary for the Plan to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements, or to the extent that the amendment increases the number of shares of Company Stock to be issued under the Plan, increases the maximum amount of benefits which can be paid under the Plan to any one person or to change the permissible performance standards applicable to Performance-Based Restricted Stock.

17.2 No amendment, alteration or suspension of the Plan shall be made without the approval of the Company’s shareholders that would, except as provided in Section 16, materially increase the total number of shares of Company Stock available under the Plan or would materially increase benefits accruing under the Plan or materially modify the requirements for participation in the Plan. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

17.3 Rights and obligations under any Stock Award granted before amendment, alteration or suspension of the Plan shall not be impaired by any amendment of the Plan unless (i) the Compensation Committee requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

17.4 The Compensation Committee at any time, and from time to time, may amend the terms of any one or more Stock Awards previously granted under the Plan, provided however that the rights of any person under any Stock Award shall not be impaired by any such amendment unless (i) the Compensation Committee requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing. The Compensation Committee may correct any defect, supply an omission or reconcile any inconsistency in the Plan, any Program or any Stock Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding Stock Awards or the right or obligation to make future awards of Stock Awards in connection with the acquisition of another corporation or business entity, the Compensation Committee may, in its discretion, make such adjustments in the terms of Stock Awards under the Plan as it shall deem appropriate.

SECTION 18. TERMINATION OR SUSPENSION OF THE PLAN

18.1 The Board may terminate the Plan at any time. No Stock Awards may be granted under the Plan after it is terminated.

18.2 Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by termination of the Plan, except with the written consent of the person to whom the Stock Award was granted.

SECTION 19. EFFECTIVE DATE OF PLAN

This Plan shall become effective as of January 1, 2005, provided however that the Plan is specifically contingent upon approval by the shareholders of the Company and shall be null and void, and of no effect, if not approved by the shareholders. No Stock Awards under the Plan shall be issued or exercised until the Plan has been approved by the shareholders of the Company.

SECTION 20. SEVERABILITY

If any provision of this Plan, any Program, any Stock Award Agreement, any Restricted Stock Agreement or any Stock Option Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Participant, or would disqualify the Plan or any Stock Award or any part of any Stock Award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Compensation Committee, materially altering the intent of the Plan or the Stock Award Agreement, the Restricted Stock Agreement or the Stock Option Agreement, it shall be stricken and the remainder of the Plan or any such agreement shall remain in full force and effect.

SECTION 21. WITHHOLDING

In the event that any portion of a Stock Award becomes taxable at any time, the Company’s obligation to deliver any shares of Company Stock shall be subject to the Participant’s satisfaction of all applicable federal, state and local tax withholding requirements, if any, as well as the withholding requirements of any foreign jurisdictions arising in connection with or under such Stock Award. In that regard, the Participant shall pay the amount of taxes, if any, required by the law of the United States or any applicable foreign jurisdiction to be withheld as a result of or under such Stock Award, as determined by the Compensation Committee: (a) by withholding from the amount of shares due the Participant; (b) by allowing the Participant to deliver to the Company shares of Company Stock having a fair market value on the date of payment equal to the amount of such required withholding taxes; or (c) by making payment to the Company in the manner specified by the Company, including but not limited to, a deduction from any payments of any kind otherwise due to the Participant from the Company or an Affiliate.

SECTION 21. CHOICE OF LAW

The validity, construction and effect of the Plan and rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Missouri and applicable Federal law.

Management knows of no other matters to be brought before the Annual Meeting; however, the persons named as proxy holders or their substitutes will vote in accordance with their best judgment if any other matters are properly brought before the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder or absent instruction will be voted FOR Proposals 1, 2 and 3. Unless authority to vote for any director nominee is withheld, authority to vote for such nominee will be deemed granted.

PLEASE

Signature

SIGN

HERE

Signature

Please sign exactly as name appears. If shares are held jointly, any one of the joint owners may sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should indicate the capacity in which they are signing.

PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY whether or not you expect to attend the meeting.

Date , 2005

UMB FINANCIAL CORPORATION

ANNUAL MEETING

UMB Bank Auditorium

1010 Grand Boulevard

Kansas City, Missouri

Tuesday, April 26, 2005

10:00 a.m.

VOTE BY INTERNET

Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

1. Read the accompanying Proxy Statement.

2. Visit our Internet voting site at http://www.eproxyvote.com/umbf and follow the instructions on the screen. Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Time, April 25, 2005.

If you vote by Internet, please do not return your proxy by mail.

THANK YOU FOR YOUR VOTE.

Cut or tear along perforated edge

UMB FINANCIAL CORPORATION

PROXY P.O. Box 419226, Kansas City, MO 64141-6226

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON APRIL 26, 2005.

The undersigned hereby appoints Peter J. deSilva, J. Mariner Kemper and Peter J. Genovese or any of them, with full power of substitution as proxies, to vote all shares of Common Stock of UMB Financial Corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held April 26, 2005, and any adjournments thereof.

1. ELECTION OF DIRECTORS

(To withhold authority to vote for any individual nominee, strike a line through the nominee’s name. In such event, unless you request otherwise, your votes will then be cumulated and voted for the other nominees.)

FOR all nominees (except as otherwise indicated) WITHHOLD AUTHORITY on all nominees below

Class II Directors - Term expiring in 2008 Theodore M. Armstrong, Greg M. Graves, Richard Harvey, Paul Uhlmann III, Thomas J. Wood III

Class III Director - Term expiring in 2006 J. Mariner Kemper

Class I Directors - Term expiring 2007 Cynthia J. Brinkley, Peter J. deSilva, Terrence P. Dunn

2. Ratification of the Audit Committee’s retention of Deloitte & Touche LLP to serve as the Company’s independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2005.

FOR AGAINST ABSTAIN

3. Approval of the UMB Financial Corporation Long-Term Incentive Compensation Plan.

FOR AGAINST ABSTAIN

(TO BE SIGNED ON OTHER SIDE)